UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

April 27, 2007

To Our Stockholders:

You are most cordially invited to attend the 2007 Annual Meeting of Stockholders of Cognizant Technology Solutions Corporation at 9:30 a.m. local time, on Thursday, June 7, 2007, at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

Francisco D’Souza

President and Chief Executive Officer

i

(continued)

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, June 7, 2007

The Annual Meeting of Stockholders (the “Meeting”) of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware corporation, will be held at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey on Tuesday, June 7, 2007, at 9:30 a.m. local time, for the following purposes:

(1) To elect two (2) Class I Directors to serve until the 2010 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

(2) To (i) approve a 3,500,000-share increase to the maximum number of shares of Class A Common Stock reserved for issuance under our Amended and Restated 1999 Incentive Compensation Plan (the “Incentive Plan”), from 38,261,580 to 41,761,580 shares; and (ii) reconfirm the performance goals which may serve as the basis for structuring awards under the Incentive Plan to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m);

(3) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

(4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Holders of record of our Class A Common Stock as of the close of business on April 17, 2007 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 for a period of ten days prior to the Meeting and on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Gordon J. Coburn

Secretary

Teaneck, New Jersey

April 27, 2007

Our 2006 Annual Report accompanies the Proxy Statement.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Cognizant Technology Solutions Corporation of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 7, 2007 (the “Meeting”), at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey at 9:30 a.m. local time, and at any adjournment or adjournments thereof. Holders of record of shares of Class A Common Stock, $0.01 par value (“Class A Common Stock”), as of the close of business on April 17, 2007, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 143,749,939 shares of Class A Common Stock issued and outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting.

In this proxy statement, “Cognizant”, “Company”, “we”, “us”, and “our” refer to Cognizant Technology Solutions Corporation.

PROPOSALS

If proxies in the accompanying form are properly executed and returned, the shares of Class A Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Class A Common Stock represented by the proxies will be voted:

(1)	FOR the election of the two (2) Class I Director nominees;

(2)	FOR the proposal to (i) increase the maximum number of shares of Class A Common Stock reserved for issuance under our Amended and Restated 1999 Incentive Compensation Plan (the “Incentive Plan”) by an additional 3,500,000 shares from 38,261,580 to 41,761,580 shares of Class A Common Stock and (ii) reconfirm the performance goals which may serve as the basis for structuring awards under the Incentive Plan to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m);

(3)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

(4)	In the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

This proxy statement, together with the related proxy card and our Annual Report to Stockholders for the year ended December 31, 2006, including financial statements (the “Annual Report”), is being mailed to all stockholders of record as of April 17, 2007. The mailing date will be on or about April 27, 2007. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 17, 2007.

REQUIRED VOTE

The presence, in person or by proxy, of holders of the shares of Class A Common Stock having, in the aggregate, a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Class A Common Stock represented at the Meeting, is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors, require the affirmative vote of stockholders possessing a majority of the shares of Class A Common Stock present or represented at the Meeting and entitled to vote, provided a quorum is present in person or by proxy.

Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal as to which the proxy does not confer voting authority has been approved and thus have no effect on the outcome of that proposal.

QUESTIONS AND ANSWERS ABOUT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the 2007 Annual Meeting of Stockholders?

At the 2007 Annual Meeting of Stockholders, our stockholders will be asked to:

1. Elect the two (2) Class I Director nominees;

2. Approve the proposal to (i) increase the maximum number of shares of Class A Common Stock reserved for issuance under our Amended and Restated 1999 Incentive Compensation Plan (the “Incentive Plan”) by an additional 3,500,000 shares from 38,261,580 to 41,761,580 shares of Class A Common Stock and (ii) reconfirm the performance goals which may serve as the basis for structuring awards under the Incentive Plan to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m); and

3. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Stockholders also will transact any other business that may properly come before the meeting.

Who is entitled to vote?

The record date for the meeting is April 17, 2007. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is our Class A Common Stock. Each outstanding share of Class A Common Stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 143,749,939 shares of Class A Common Stock issued and outstanding and entitled to vote.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

If you do not give instructions to your bank or brokerage firm within ten days of the meeting, it may vote on matters that the New York Stock Exchange (NYSE) determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Election of Directors (Proposal 1) and the Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 3) are routine matters and the Approval of Certain Amendments to the Incentive Plan (Proposal 2) is a non-routine matter. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes for or against any proposal.

As the beneficial owner of shares, you are invited to attend the 2007 Annual Meeting of Stockholders. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Class A Common Stock outstanding on the record date will constitute a quorum.

Who can attend the 2007 Annual Meeting of Stockholders?

All Cognizant stockholders entitled to vote at the meeting may attend our 2007 Annual Meeting of Stockholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the outstanding shares represented and entitled to vote may adjourn the meeting.

What does it mean if I receive more than one proxy card?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, sign and return each proxy card.

How do I vote?

If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•	By signing another proxy with a later date; or

•	If you are a registered stockholder, by giving written notice of such revocation to the Secretary of Cognizant prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Our transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote FOR:

(1)	the election of the two (2) Class I Director nominees;

(2)	the proposal to (i) increase the maximum number of shares of Class A Common Stock reserved for issuance under the Incentive Plan by an additional 3,500,000 shares from 38,261,580 to 41,761,580 shares of Class A Common Stock and (ii) reconfirm the performance goals which may serve as the basis for structuring awards under the Incentive Plan to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and

(3)	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2007.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote FOR:

(1)	the election of the two (2) Class I Director nominees;

(2)	the proposal to (i) increase the maximum number of shares of Class A Common Stock reserved for issuance under the Incentive Plan by an additional 3,500,000 shares from 38,261,580 to 41,761,580 shares of Class A Common Stock and (ii) reconfirm the performance goals which may serve as the basis for structuring awards under the Incentive Plan to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m); and

(3)	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the Director nominees?

The affirmative vote by the holders of a plurality of the shares of Class A Common Stock represented at the meeting is required to elect the two Class I Director nominees as directors. This means that the two nominees will be elected if they receive more affirmative votes than any other person.

How many votes are required to approve the proposed amendment to the Incentive Plan?

The proposal to (i) increase to the maximum number of shares of Class A Common Stock reserved for issuance under the Incentive Plan by an additional 3,500,000 shares and (ii) reconfirm the performance goals which may serve as the basis for structuring awards under the Incentive Plan to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) requires the affirmative vote of a majority of the shares of Class A Common Stock present at the meeting in person or by proxy and entitled to vote.

How many votes are required to ratify the appointment of our independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Class A Common Stock present at the meeting in person or by proxy and entitled to vote.

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal other than the election of directors (for directors, the choice is limited to “For” or “Withhold”). Under Delaware law, abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal except for the proposals for the election of directors.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.

Where can I find the voting results of the 2007 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the 2007 Annual Meeting of Stockholders and to publish final results in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee. You can access our current committee charters and Code of Business Conduct and Ethics in the “About Us” section of our Web site located at www.cognizant.com or by writing to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

Determination of Independence

Under NASDAQ rules, a Director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board of Directors has determined that none of Robert Howe, Thomas Wendel, John Klein or Robert Weissman has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Candidates

The process to be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates shall include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of Class A Common Stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary and Chairman of the Board, with the assistance of our General Counsel, are primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as they consider appropriate.

Under procedures approved by a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors by emailing the Board of Directors at the following email address: corporategovernance@cognizant.com; or in writing: c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted the Code of Business Conduct and Ethics on our Web site, which is located at www.cognizant.com. In addition, we intend to post on our Web site all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics.

Attendance by Members of the Board of Directors at Meetings

There were eight meetings of the Board of Directors during 2006. Each Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a Director and the total number of meetings held by the committee on which he or she served during the period, if applicable.

Our Corporate Governance Guidelines provide that Directors are expected to attend the annual meeting of stockholders. Mr. Narayanan participated in the 2006 Annual Meeting of Stockholders by videoconference and each of the other Directors, except for Venetia Kontogouris, participated in the meeting by teleconference.

COMMITTEES OF THE BOARD

The Board of Directors has established three standing committees—Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the “About Us” section of our Web site www.cognizant.com.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market.

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing and assessing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 48 of this proxy statement).

Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2006 with our management and independent registered public accounting firm. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards (“SAS”) 61, has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2006 audited by PricewaterhouseCoopers LLP be included in our Annual Report on Securities and Exchange Commission (the “SEC”) Form 10-K.

The members of the Audit Committee are Messrs. Howe, Klein and Wendel. During 2006, Messrs. Howe, Klein and Wendel were the only members of the Audit Committee. The Audit Committee was established in 1998 and met six times during 2006. It is anticipated that Mr. Klein, if elected to the Board of Directors by our stockholders, will continue to serve on the Audit Committee. The Board of Directors has determined that Mr. Wendel is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

Our Compensation Committee, which is comprised of Messrs. Howe, Klein and Weissman, is responsible for the administration of all salary and incentive compensation plans for our officers and key employees, including bonuses. In addition, our Compensation Committee has the following principal duties:

•	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;

•	determining our Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to Director compensation.

The Compensation Committee also administers the Incentive Plan, and establishes the terms and conditions of all stock options and other stock-based awards granted thereunder. The Compensation Committee also administers our 2004 Employee Stock Purchase Plan. The Compensation Committee met five times during 2006. It is anticipated that Mr. Klein, if elected to the Board of Directors by our stockholders, will continue to serve on the Compensation Committee.

Nominating and Corporate Governance Committee

In March 2004, our Board of Directors established a Nominating and Corporate Governance Committee. Its responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Messrs. Howe, Klein, Wendel and Weissman. The Nominating and Corporate Governance Committee met one time during 2006. It is anticipated that Mr. Klein, if elected to the Board of Directors by our stockholders, will continue to serve on the Nominating and Corporate Governance Committee.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Directors who are our employees or employees of our subsidiaries receive no cash remuneration for serving as Directors. All non-employee Directors, other than our Chairman, receive an annual retainer of $20,000 for their service on the Board of Directors (with no additional fees paid for attendance at meetings of the Board of Directors). Our Chairman receives an annual retainer of $120,000 (with no additional fees paid for attendance at meetings of the Board of Directors). All non-employee Directors receive $1,500 for attendance at each meeting of a committee of the Board of Directors or $2,000 for attendance at each meeting of a committee of the Board of Directors if serving as the chairperson of such committee meeting. All Directors who are not our employees or employees of our subsidiaries are eligible to participate in our Non-Employee Directors’ Stock Option Plan (the “Director Plan”) and the Incentive Plan.

The Director Plan became effective in December 1997 and was amended in March 1998 and February 2007. As of March 31, 2007, the maximum aggregate number of shares of Class A Common Stock reserved for issuance under the Director Plan was 858,000 shares, of which 4,000 shares remained available for future grant. The Director Plan, which is administered by the Compensation Committee, provides for the issuance of non-qualified stock options to purchase up to 180,000 shares of Class A Common Stock in any year to any of our Directors who is not our employee or an employee of one of our subsidiaries. Subject to the provisions of the Director Plan, the Compensation Committee has the authority to determine the non-employee Directors to whom options will be granted, the number of shares to be covered by each option and the terms and conditions of each option grant. The exercise price is determined by the Compensation Committee and will not be less than the fair market value of the underlying shares on the grant date. The options will vest and become exercisable in two successive equal annual installments upon the optionee’s completion of each year of continued Board service over the two-year period measured from the grant date. Each option will have a maximum term of 10 years, subject to earlier termination upon the optionee’s cessation of Board service. In the event of an optionee’s death or disability, the unexercised portion of an option will immediately vest in full and may be exercised until (i) the earlier of the end of the stated term of the option or five years after the date of death, in the case of a termination due to death, or (ii) the earlier of (A) the end of the stated term of the option and (B) five years after the date of termination or (if later) one year after the date of death, in the case of a termination due to disability. In the case of a termination for any other reason, the unexercised portion of an option may be exercised for the period ending ninety days after such termination, but only to the extent such option is exercisable at the time of termination.

Each of the options granted under the Incentive Plan will have an exercise price equal to the fair market value per share of Class A Common Stock on the grant date and a maximum term of ten years measured from such date. Each such option will vest and become exercisable in two successive equal annual installments upon the optionee’s completion of each year of Board service over the two-year period measured from the grant date. Upon the occurrence of a change in control of Cognizant, as defined in the Incentive Plan, with certain exceptions, the Compensation Committee has the discretion to, among other things, accelerate the vesting of the options. Under the Incentive Plan, the optionee will have a limited period in which the exercise the option following his or her cessation of Board service, to the extent the option is vested and exercisable at that time. Upon the optionee’s cessation of Board service by reason of death or disability, for options fully-vested at the time of such cessation of service, the limited exercise period for options granted under the Incentive Plan will expire upon the earlier of (i) the end of the stated option term or (ii) twelve months following the date of death or disability. Under the Incentive Plan, should the optionee cease Board service for any other reason, then he or she will have until the earlier of (i) the end of the stated option term or (ii) the expiration of the 90-day period following such cessation of service in which to exercise the option for any shares for which the option was vested at the time of such cessation of service.

During 2006, the following non-employee Directors were granted options to purchase shares of Class A Common Stock. All option grants listed below were made under the Incentive Plan.

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share
Robert W. Howe	10,000	5/5/2006	$69.01
John E. Klein	10,000	5/5/2006	$69.01
Venetia Kontogouris	10,000	5/5/2006	$69.01
Robert E. Weissman	10,000	5/5/2006	$69.01
Thomas M. Wendel	10,000	5/5/2006	$69.01

On December 1, 2006, Ms. Kontogouris resigned as a member of the Board of Directors and as a member of the Nominating and Corporate Governance Committee, effective as of January 1, 2007. In connection therewith, Cognizant and Ms. Kontogouris entered into a consulting agreement pursuant to which Ms. Kontogouris will provide consulting services to Cognizant through October 2007. All of Ms. Kontogouris’ vested stock options granted under the Incentive Plan will remain exercisable during the term of her consulting agreement with Cognizant and for ninety days thereafter. The unvested stock options previously granted to Ms. Kontogouris will continue to vest and be exercisable during the term of the consulting agreement and for ninety days thereafter. On October 2, 2007, the remaining unvested stock options to purchase 5,000 shares, which were scheduled to vest on May 5, 2008, will become vested and will be exercisable for ninety days thereafter.

2006 Director Compensation Table

The following table sets forth certain information regarding the compensation of each of our non-employee Directors for the 2006 fiscal year.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)(3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert W. Howe	$38,000		$193,937					$231,937
John E. Klein	$140,500		$193,937					$334,437
Venetia Kontogouris	$20,000		$471,121	(4)				$491,121
Robert E. Weissman	$29,500		$193,937					$223,437
Thomas M. Wendel	$33,500		$193,937					$227,437

(1)	Consists of amounts described under “Director Compensation and Stock Ownership Guidelines.”
(2)	Represents the compensation cost recognized for financial statement reporting purposes for the 2006 fiscal year, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), with respect to the portion of the option awards which vested in that year, including awards which may have been granted in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
(3)	The grant date fair value of the stock options granted to each of the directors in 2006 under SFAS 123R is $252,438. As of December 31, 2006, each director had the following number of options outstanding: Mr. Howe (40,000); Mr. Klein (60,000); Ms. Kontogouris (212,000); Mr. Weissman (50,000); and Mr. Wendel (75,000).
(4)	On December 1, 2006, Ms. Kontogouris resigned as a member of the Board of Directors and as a member of the Nominating and Corporate Governance Committee, effective as of January 1, 2007. Option award compensation for Ms. Kontogouris includes compensation related to her change in status from a non-employee director to consultant, which is effective January 1, 2007.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

At this Meeting, two (2) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2010, or until their successors shall have been elected and qualified.

We currently have six (6) Directors. As set forth in our Restated Certificate of Incorporation, the terms of office of the members of the Board of Directors are divided into three classes: Class I, whose term will expire at the 2007 Annual Meeting of Stockholders; Class II, whose term will expire at the 2008 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2009 Annual Meeting of Stockholders. The current Class I Directors are Lakshmi Narayanan and John E. Klein, the current Class II Directors are Robert W. Howe and Robert E. Weissman and the current Class III Directors are Thomas M. Wendel and Francisco D’Souza.

At each Annual Meeting of Stockholders, the successors to Directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of Directors remove or shorten the term of any incumbent Director. This classification of our Board of Directors may have the effect of delaying or preventing changes in control or management of our company.

All Directors hold office until the expiration of their respective term and until their successors are duly elected and qualified. There are no family relationships among any of our executive officers, Directors and key employees.

It is the intention of the persons named in the enclosed form of proxy to vote the shares of Class A Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present our Directors. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

NOMINEES FOR CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2010 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Lakshmi Narayanan	54	2003	Vice Chairman and Director

John E. Klein	65	1998	Chairman of the Board and Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Lakshmi Narayanan was appointed Vice Chairman, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.

John E. Klein was elected to the Board of Directors in March 1998 and elected to serve as our Chairman of the Board in December 2003. Mr. Klein currently serves as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies, where he has been employed since 1994. Prior to that, Mr. Klein held various positions at various companies, including President and Chief Executive Officer of MDIS Group PLC, a UK listed software and services company. In addition, Mr. Klein also served as Chairman of Glovia International and PRO IV Limited, two enterprise software and services companies. Prior to 1995, Mr. Klein was a Vice President for both Digital Equipment and IBM. Mr. Klein also serves as a director of privately-held Questra Corporation, an enterprise software company, Arxan Technologies, Inc., a software solutions company, and Cadforce, Inc., an architectural design services company. Mr. Klein holds a Bachelor of Science degree from the U.S. Merchant Marine Academy and a Master of Business Administration degree from New York University.

Continuing Members of the Board of Directors:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2008 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Robert W. Howe	60	1999	Director

Robert E. Weissman	65	2001	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Robert W. Howe was elected to the Board of Directors in April 1999. Mr. Howe currently serves as Chairman of the Board of Directors of ADS Financial Services Solutions (“ADS”), a provider of information technology services to the financial services industry. He has held such position since January 1994. From January 1994 to December 2003, Mr. Howe served as Chairman and Chief Executive Officer of ADS and from March 1980 to January 1994, Mr. Howe served as its President. Mr. Howe serves on the board of directors of several private companies. Mr. Howe holds a Bachelor of Arts degree from Boston College.

Robert E. Weissman was elected to the Board of Directors in May 2001. Mr. Weissman retired in January 2001 after nearly thirty years serving as Chief Executive Officer for several public corporations. Most recently, Mr. Weissman was Chairman of the Board of Directors of IMS Health, a provider of information to the pharmaceutical and healthcare industries. He served as both Chairman and Chief Executive Officer of IMS Health until March 1999. Prior to his position with IMS Health, Mr. Weissman was Chairman and Chief Executive Officer of Cognizant Corporation and prior to that, was Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation. Prior to his election as Chairman and Chief Executive Officer of Dun & Bradstreet, he held the position of President and Chief Operating Officer of that company since 1985. Mr. Weissman joined Dun & Bradstreet in May 1979, when Dun & Bradstreet Corporation acquired National CSS, a computer time-sharing company, of which he was President and Chief Executive Officer. Since his retirement, Mr. Weissman has been active as Chairman of Shelburne Partners, a private investment company that works with emerging companies in the United States and Europe. Mr. Weissman is a director of the following public companies: State Street Corporation, Pitney Bowes, Inc. and Information Services Group Inc. Mr. Weissman is also a member of the Advisory Board for Affinnova, Inc., a privately held market research firm. Mr. Weissman graduated from Babson College in 1964. He serves on Babson’s Board of Trustees, and received an honorary Doctor of Laws degree from Babson in 1995.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2009 ANNUAL MEETING)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Thomas M. Wendel	70	2001	Director

Francisco D’Souza	38	2007	Chief Executive Officer, President and Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Thomas M. Wendel was elected to the Board of Directors in June 2001. In July 2000, Mr. Wendel retired as the Chairman of the Board, President and Chief Executive Officer of Bridge Information Systems, a global financial information, transaction services, and network services company. Prior to joining Bridge in 1995, Mr. Wendel was founding President and Chief Executive Officer of Liberty Brokerage Inc., a major US government securities brokerage firm. Mr. Wendel previously served in various positions at Paine Webber, Inc., including Chief Financial Officer, Executive Vice President and Managing Director. Prior to joining Paine Webber in 1982, Mr. Wendel was Senior Vice President and Chief Financial Officer of Pan American World Airways. Mr. Wendel holds a Bachelor of Science degree in Mathematics from Ursinus College, a Master of Arts in Economics from San Jose State College, and a Master in Business Administration from the University of Santa Clara.

Francisco D’Souza was appointed President and Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Mr. D’Souza served as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Business Administration degree from Carnegie-Mellon University.

PROPOSAL 2:

APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED

1999 INCENTIVE COMPENSATION PLAN

The Incentive Plan was adopted by our Board of Directors on April 13, 1999 and approved by our stockholders on May 25, 1999. On April 26, 2007, our Board of Directors approved an amendment to the Incentive Plan, subject to stockholder approval at the Annual Meeting, which would effect the following changes:

1.	increase the maximum number of shares of Class A Common Stock of Cognizant reserved for issuance under the Incentive Plan by an additional 3,500,000 shares from 38,261,580 to 41,761,580 share of Class A Common Stock, and

2.	reconfirm the various performance goals which may be utilized in establishing specific targets to be attained as a condition to the vesting of one or more cash or stock-based awards under the Incentive Plan so as to qualify the compensation attributable to those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code.

On June 13, 2006, our stockholders previously approved an amendment to the Incentive Plan which increased the maximum number of shares of Class A common stock reserved for issuance under the Incentive Plan by an additional 761,580 shares from 37,500,000 to 38,261,580 shares in connection with a concurrent 761,580 share reduction to the maximum number of shares of Class A common stock reserved for issuance under our Key Employees Stock Option Plan from 8,385,000 to 7,623,420 shares.

As of March 31, 2007, the maximum number of shares of Class A Common Stock reserved for issuance over the term of the Incentive Plan was limited to 38,261,580 shares, of which 1,212,823 shares remained available for future grant, excluding the 3,500,000-share increase which forms part of this Proposal. Shares subject to outstanding awards under the Incentive Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the Incentive Plan. Any unvested shares issued under the Incentive Plan that are subsequently forfeited will be added back to the number of shares reserved for issuance under the Incentive Plan and will accordingly be available for subsequent issuance.

A copy of the Incentive Plan as amended in accordance with this Proposal is attached hereto as Appendix A. The discussion of the Incentive Plan which follows is intended to provide only a summary of the principal features of the plan and is in all respects qualified by, and subject to, the actual terms and provisions of the attached Incentive Plan. All share numbers in this Proposal and the attached copy of the Incentive Plan reflect the two-for-one split of the Class A Common Stock effected on June 17, 2004 and all prior stock splits.

General

The purpose of the Incentive Plan is to:

•	aid us in motivating certain employees, non-employee Directors and independent contractors to put forth maximum efforts toward our growth, profitability and success; and

•

provide incentives which will attract and retain highly qualified individuals as employees and non-employee Directors and to assist in aligning the interests of such employees and non-employee Directors with those of our stockholders.

Pursuant to the Incentive Plan, all of our employees, all of our non-employee Directors and all of our independent contractors are eligible to receive awards that may be stock-based or payable in cash. However, the maximum number of shares of Class A Common Stock which may be issued to any one participant over the term of the Incentive Plan is limited to 9,000,000 shares, subject to adjustment, for among other things, a merger, consolidation, reorganization, stock split, or other change in capital structure. Additionally, the maximum dollar amount which any participant may be paid in cash pursuant to awards under the Incentive Plan is limited to $10,000,000 over the term of the Plan. Stockholder approval of this Proposal will also constitute re-approval of those limitations for purposes of Internal Revenue Code Section 162(m). Such limitations will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the Incentive Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one or more other awards under the Incentive Plan may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those awards is tied to the attainment of one or more of the corporate performance milestones which are discussed below in the section entitled “Performance Vesting” and which will be re-approved by the stockholders as part of this Proposal.

The Incentive Plan terminates on April 13, 2009, unless sooner terminated by the Board of Directors. The Board may amend the Incentive Plan, except that no such action can adversely affect awards previously granted. Without stockholder approval, the Board may not:

•	increase the total amount of the Class A Common Stock allocated to the Incentive Plan (except for permitted adjustments in connection with changes to our capital structure as described below);

•

increase the maximum amount of the Class A Common Stock that may be issued to any individual under the Incentive Plan pursuant to all awards measured in Class A Common Stock (except for permitted adjustments in connection with changes to our capital structure as described below);

•	reprice any outstanding stock options or stock appreciation rights;

•	increase the maximum dollar amount that may be paid to any one individual under the Incentive Plan pursuant to all awards measured in cash;

•	modify the requirements as to eligibility for awards; or

•	materially amend the Incentive Plan

Additionally, stockholder approval is necessary if an amendment is required by the stock exchange or national market system on which the Class A Common Stock is listed. If stockholder approval of this Proposal is obtained, further stockholder approval will be necessary if any future amendment is considered material in the reasonable judgment of the Compensation Committee.

The Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Incentive Plan, the Compensation Committee has the authority, among other things, to do the following:

•	determine eligibility for participation;

•	determine the type, size and terms of each award;

•	issue administrative guidelines and make rules as an aid to administer the Incentive Plan;

•	grant waivers of terms, conditions, restrictions and limitations; and

•	accelerate the vesting of any award.

Eligibility

As of March 31, 2007, approximately 43,400 employees (including 5 executive officers), 4 non-employee Directors, together with an indeterminate number of independent contractors, were eligible to receive awards under the Incentive Plan.

Types of Awards

Several types of awards are provided for by the Incentive Plan. The awards may be measured in shares of Class A Common Stock or in cash. An award may be designated as a stock option, stock appreciation right, stock award, stock unit, performance share, performance unit or cash.

Stock Options. The Incentive Plan provides for the granting of options intended to qualify as incentive stock options, or ISOs, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Incentive Plan also provides for the granting of non-qualified stock options, or NQSOs. ISOs may only be granted to employees, and, NQSOs may be granted to employees, non-employee Directors and independent contractors. Except in the event of option assumptions effected under the Incentive Plan in connection with our acquisitions of other companies or businesses, all ISOs and NSOs granted under the Incentive Plan must have an exercise price not less than 100% of fair market value of the underlying shares on the grant date. Unless the Compensation Committee specifies otherwise, options granted under the Incentive Plan will vest and become exercisable in four successive equal annual installments upon the optionee’s completion of each year of service over the four-year period measured from the grant date. Under the Incentive Plan, ISOs and NQSOs expire 10 years after the grant, subject to earlier termination following cessation of employment.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) entitle their recipients to receive payments in cash, Class A Common Stock or a combination as determined by the Compensation Committee. Any such payments will represent the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation will be measured by the excess of the fair market value on the exercise date over the exercise price (which may not less than the fair market value of the Class A Common Stock on the grant date of the SAR or the grant date of any award which the SAR replaces).

Stock Awards. A stock award consists of shares of Class A Common Stock, subject to such terms and conditions as determined by the Compensation Committee. A grantee of a stock award has all of the rights of a holder of shares of Class A Common Stock, unless otherwise determined by the Compensation Committee on the date of grant.

Stock Units. A stock unit is a hypothetical share of Class A Common Stock represented by a notional account maintained for the grantee of the stock unit. Stock units are subject to such terms and conditions as determined by the Compensation Committee. A stock unit will provide for payment in shares of Class A Common Stock at such time as the award agreement shall specify. The Compensation Committee has the sole discretion to pay the stock unit in Class A Common Stock, cash or a combination.

Performance Shares. A performance share award consists of shares of Class A Common Stock, subject to such terms and conditions as determined by the Compensation Committee, including, among other things, the designation of the performance goals which must be attained as a condition for determining the number and/or value of the performance shares that will be paid out or distributed. The Compensation Committee has the sole discretion to pay the performance share in Class A Common Stock, cash or a combination.

Performance Unit. A performance unit award consists of hypothetical shares of Class A Common Stock represented by a notional account maintained for the grantee of the performance unit award. Performance units are subject to such terms and conditions as determined by the Compensation Committee, including, among other things, the designation of the performance goal or goals which must be attained as a condition for determining the number and/or value of the performance units that will be earned. The Compensation Committee has the sole discretion to pay the performance units in Class A Common Stock, cash or a combination.

Cash Awards. The Compensation Committee may grant cash awards subject to such terms and conditions as it determines appropriate.

Performance Vesting. To assure that the compensation attributable to one or more awards made under the Incentive Plan will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Internal Revenue Code Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more awards of stock, stock units, performance shares, performance units or cash so that the shares of Class A Common Stock subject to those particular awards or the cash value of those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria, each of which will be reapproved and reconfirmed by the stockholders upon their approval of this Proposal: net sales; pretax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Class A Common Stock or any of our other publicly-traded securities; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and stock-based compensation expense; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs. The performance goals may be subject to adjustment for one or more of the following items: extraordinary, unusual or non-recurring items of gain, loss or expense; items of gain, loss or expense related to (a) the disposal of a business or discontinued operations or (b) the operations of any business acquired by the Company; accruals for reorganization and restructuring cost and expenses; and items of gain, loss or expense attributable to changes in tax laws and regulations, accounting principles or other applicable laws or regulations.

Vesting Period for Certain Awards. Awards other than stock option grants and stock appreciation rights will be subject to the following minimum vesting periods: if such award is subject to performance criteria, vesting will occur over a performance period of at least 12 months in one or more installments over that period; and if such award is not subject to performance criteria, vesting will occur over a service period of at least three years, with such vesting to occur in equal installments over such three-year period.

Termination of Employment. In the event a grantee’s employment is terminated due to death or disability, all non-vested portions of awards are forfeited. All vested portions of stock options or SARs remain exercisable during the shorter of the remaining stated term of the stock option or SAR or twelve months following the date of death or disability. If a grantee’s employment is terminated for cause, as defined in the Incentive Plan, all awards, whether vested or non-vested, are forfeited. If a grantee’s employment is terminated for any other reason other than for cause or due to death or disability, all non-vested portions of awards are forfeited, and all vested portions of stock options or SARs remain exercisable during the shorter of the remaining stated term of the award or 90 days following the date of termination. Notwithstanding the above, the Compensation Committee may, in its discretion, provide that:

•

the vesting of any or all non-vested portions of stock options or SARs held by a grantee on the date of his or her death or termination shall be accelerated and remain exercisable for the term of the stock option or SAR;

•

any or all vested portions of non-qualified stock options or SARs held by a grantee on the date of his or her death or termination shall remain exercisable until a date that occurs on or prior to the date the stock option or SAR is scheduled to expire; and/or

•

any or all non-vested portions of stock awards, stock units, performance shares, performance units and/or cash awards held by a grantee on the date of his or her death or termination shall become vested on a date that occurs on or prior to the date the award is scheduled to vest.

However, no vesting requirements tied to the attainment of performance measures may be waived with respect to awards that are intended at the time of grant to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of a change of control or certain involuntary terminations of service or employment prior to the completion of the performance period.

Transferability. Generally, all awards under the Incentive Plan are nontransferable except by will or in accordance with the laws of descent and distribution. Stock options and SARs are exercisable only by the grantee during his or her lifetime. The Compensation Committee, in its discretion, may permit the transferability of a stock option (other than an ISO) by a grantee to members of his or her immediate family or trusts or other similar entities for the benefit of such person.

Change in Control

Upon the occurrence of a change in control of Cognizant, as defined in the Incentive Plan, with certain exceptions, the Compensation Committee has the discretion to, among other things, accelerate the vesting of outstanding awards, cancel one or more outstanding awards in return for a cash payment equal to the value of the cancelled award or provide that an award be assumed by the entity which acquires control of us or be substituted by a similar award under such entity’s compensation plan.

Changes in Capitalization

In the event of any of the following transactions affecting the outstanding shares of Class A Common Stock without our receipt of consideration: any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or in the event of any spin-off transaction or extraordinary dividend or distribution resulting in a substantial reduction to the fair market value of the outstanding Class A Common Stock, equitable adjustments will be made to (i) the maximum number and/or class of securities issuable under the Incentive Plan, (ii) the maximum number and/or class of securities for which any one person may be granted awards under the Incentive Plan measured in terms of Class A Common Stock, (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding stock option and stock appreciation right and (iv) the number and/or class of securities subject to each other outstanding award under the Incentive Plan and the cash consideration (if any) payable per share All such adjustments will be made in such manner as the Compensation Committee deems appropriate in order to preclude any dilution or enlargement of benefits under the Incentive Plan and the outstanding awards thereunder.

Federal Tax Aspects of the Incentive Plan

The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the Incentive Plan.

Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect the withholding taxes applicable to such income from the optionee.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect the withholding taxes applicable to such income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Stock Awards. The recipient of unvested shares of Class A Common Stock issued under the Incentive Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Stock/Phantom Units. No taxable income is recognized upon receipt of a stock/phantom unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect the withholding taxes applicable to such income from the holder. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.

Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the Incentive Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with other awards will be subject to the $1 million limitation, unless the vesting of those awards tied solely to one or more of the performance milestones described above under the section entitled “Performance Vesting”.

Tax Withholding

The Compensation Committee may provide any or all holders of stock options, stock appreciation rights or other stock or stock-based awards under the Incentive Plan with the right to utilize either or both of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares, or the subsequent vesting of any unvested shares issued to them:

•

Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the exercise of such options or stock appreciation right or upon the issuance of vested shares or the vesting of unvested shares, a portion of those shares with an aggregate fair market value equal to the withholding taxes (at the minimum statutory withholding rate) and make a cash payment on the individual’s behalf directly to the appropriate taxing authorities in an amount equal the fair market value of the withheld shares.

•	Stock Delivery: The election to deliver to us shares of Class A Common Stock previously acquired by such holder with an aggregate fair market value equal to the applicable withholding taxes.

Accounting Treatment

Pursuant to the accounting standards established by SFAS 123R, we are required to expense all stock-based compensation, commencing with the 2006 fiscal year which began on January 1, 2006. Accordingly, stock options and stock appreciation rights payable in stock which are granted to our employees and non-employee Directors have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value then has to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Similar option expensing was required for any unvested options outstanding on the January 1, 2006 effective date, with the grant date fair value of those unvested options to be expensed against our reported earnings over the remaining vesting period. For shares issuable upon the vesting of stock/phantom units awarded under the Incentive Plan, we are required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any shares are unvested at the time of their direct issuance under the Incentive Plan, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Stock options and stock appreciation rights granted to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the grant measured on the vesting date of each installment of the underlying shares. Accordingly, such charge will take into account the appreciation in the fair value of the grant over the period between the grant date and the vesting date of each installment comprising that grant.

Prior Awards Under the Incentive Plan

As of March 31, 2007, options to purchase 37,048,757 shares of Class A Common Stock have been granted (net of forfeitures which are added back to the shares available for issuance under the Incentive Plan) under the Incentive Plan. The weighted average exercise price of such options is $12.61 per share.

The following table sets forth certain information as of March 31, 2007 with respect to options granted and other stock awards made (net of forfeitures) under the Incentive Plan since inception to (i) the Named Executives; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group; (v) each associate of any of such Directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

Name	Options Granted through March 31, 2007	Weighted Average Exercise Price	Number of Shares Subject to Direct Stock Awards
Lakshmi Narayanan	1,635,000	$11.34	-0-
Francisco D’Souza	1,401,500	$11.33	-0-
Gordon J. Coburn	1,322,000	$11.33	-0-
Ramakrishnan Chandrasekaran	446,000	$21.28	-0-
Rajeev Mehta	373,000	$24.17	-0-
Robert W. Howe	130,000	$14.98	-0-
John Klein	120,000	$12.59	-0-
Robert E. Weissman	160,000	$13.62	-0-
Thomas Wendel	160,000	$13.62	-0-
All current executive officers as a group (5 persons)	5,177,500	$13.12	-0-
All current Directors who are not executive officers as a group (4 persons)	570,000	$13.71	-0-
All employees, including all current officers who are not executive officers as a group (3,731 persons)	30,577,257	$12.83	-0-

New Plan Awards

No awards will be made under the Incentive Plan on the basis of the share increase which forms part of this Proposal unless the stockholders approve the Proposal at the Annual Meeting.

Valuation

For all valuation purposes under the Incentive Plan, the fair market value per share of Class A Common Stock on any relevant date will be equal to the closing selling price per share on the NASDAQ National Market on that date. As of March 31, 2007, the market value of the Class A Common Stock underlying the Incentive Plan was $88.27 per share.

Required Vote

The affirmative vote of the majority of shares of Class A Common Stock represented in person or by proxy and entitled to vote on this Proposal is required for approval of the Proposal.

If the stockholders do not approve the proposed amendment to Incentive Plan, then the proposed share increase to the Incentive Plan will not be implemented, and no awards will be made on the basis of that proposed increase. However, the Incentive Plan will remain in effect in accordance with the terms and provisions in existence immediately prior to the proposed amendment, and option grants and other awards will continue to be made under those existing terms and provisions of the Incentive Plan until the available share reserve has been issued.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of the amendment of the Incentive Plan as provided in Proposal 2.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has, subject to stockholder approval, retained PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2007. PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for 2006. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors.

The Board of Directors unanimously recommends a vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2007.

One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Capacities in Which Served	In Current Position Since
Lakshmi Narayanan(1)	54	Vice Chairman and Director	2007

Francisco D’Souza(2)	38	Chief Executive Officer, President and Director	2007

Gordon J. Coburn(3)	43	Chief Financial and Operating Officer, Treasurer and Secretary	2007

Ramakrishnan Chandrasekaran(4)	49	President and Managing Director, Global Delivery	2006

Rajeev Mehta (5)	40	Chief Operating Officer, Global Client Services	2006

(1)	Lakshmi Narayanan was appointed Vice Chairman, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software Services Company located in India. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.
(2)	Francisco D’Souza was appointed President and Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Mr. D’Souza served as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Business Administration degree from Carnegie-Mellon University.
(3)	Gordon Coburn was appointed Chief Operating Officer, effective January 1, 2007. Mr. Coburn continues to serve as our Chief Financial Officer, Treasurer and Secretary, positions he has held since his election in March 1998. Mr. Coburn served as our Executive Vice President from December 2003 through December 2006. From November 1999 to December 2003, he served as our Senior Vice President. He previously was our Vice President from 1996 to November 1999. Mr. Coburn served as Senior Director—Group Finance & Operations for Cognizant Corporation from November 1996 to December 1997. From 1990 to October 1996, Mr. Coburn held key financial positions with The Dun & Bradstreet Corporation. Mr. Coburn serves on the board of directors of ICT Group, Inc. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.
(4)

Ramakrishnan Chandrasekaran was appointed President and Managing Director, Global Delivery in August 2006. Mr. Chandrasekaran served as our Executive Vice President and Managing Director from January 2004 through July 2006. Prior to that, from November 1999 to January 2004, he served as our Senior Vice President responsible for the ISV relationships, key alliances, capacity growth, process initiatives, business development and offshore delivery. Mr. Chandrasekaran joined us as Assistant Vice President in December 1994, before getting promoted to Vice President in January 1997. Mr. Chandrasekaran has more than 20 years of experience working in the IT services industry. Prior to joining us, Mr. Chandrasekaran worked with Tata Consultancy Services. Mr. Chandrasekaran holds a Mechanical Engineering degree and Master of Business Administration degree from the Indian Institute of Management.

(5)	Rajeev Mehta was appointed Chief Operating Officer, Global Client Services in August 2006 and is responsible for our sales, business development and client relationship management organizations. Mr. Mehta, who joined Cognizant in 1997, most recently served as Senior Vice President and General Manager of our Financial Services Business Unit, a position he held from June 2005 to August 2006. From November 2001 to June 2006, he served as our Vice President and General Manager of our Financial Services Business Unit. From January 1998 to November 2001, Mr. Mehta served as our Director of the Central Region. Mr. Mehta served as our Senior Manager of Business Development from January 1997 to January 1998. Prior to joining Cognizant in 1997, Mr. Mehta was involved in implementing GE Information Services offshore outsourcing program and also held consulting positions at Deloitte & Touche and Andersen Consulting. Mr. Mehta holds a Bachelor of Science degree from the University of Maryland and a Master of Business Administration degree from Carnegie-Mellon University.

None of our executive officers is related to any other executive officer or to any of our Directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Class A Common Stock

As of March 31, 2007, there were approximately 226 holders of record and 42,475 beneficial holders of our Class A Common Stock. The following table sets forth certain information, as of March 31, 2007, with respect to holdings of each class of our Class A Common Stock by (i) each person known by us to beneficially own more than 5% of the total number of shares of each class of Class A Common Stock outstanding as of such date, (ii) each of our Directors (which includes all nominees), (iii) each of our Named Executives, and (iv) all Directors and executive officers as a group. This information is based upon information furnished to us by each such person and/or based upon public filings with the Securities and Exchange Commission. Unless otherwise indicated, the address for the individuals below is our address. Except as otherwise noted below or except for shares of our Class A Common Stock held in brokerage accounts which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
(i) Certain Beneficial Owners:
FMR Corp.(3)	18,235,607	12.7%
(ii) Directors (which includes all nominees) and Named Executives:
Lakshmi Narayanan(4)	1,339,671	*
Francisco D’Souza(5)	490,222	*
Gordon J. Coburn(6)	22,315	*
Ramakrishnan Chandrasekaran(7)	123,000	*
Rajeev Mehta(8)	48,219	*
Robert W. Howe(9)	46,500	*
John E. Klein(10)	269,350	*
Robert E. Weissman(11)	281,444	*
Thomas M. Wendel(12)	70,000	*
(iii) All Directors and executive officers as a group (9 persons)(13)	2,690,721	1.8%

*	Less than one percent.
(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by such stockholder.
(2)	Applicable percentage of ownership is based on an aggregate of 143,748,989 shares of Class A Common Stock outstanding on March 31, 2007. Such percentage also takes into account the Class A Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 31, 2007, including, but not limited to, through the exercise of options which are currently exercisable or which will become exercisable within such sixty (60)-day period; however, such Class A Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended.
(3)

As disclosed on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2007, assuming no changes in beneficial ownership since such filing. According to such Schedule 13G/ A, FMR Corp., may be deemed to beneficially own 18,235,607 shares of Class A Common Stock as a result of acting as investment advisor to various investment companies. FMR Corp. reports that it has sole power to vote or direct the vote of 465,748 shares and sole power to dispose or direct the disposition of 18,235,607 shares. As disclosed on such Schedule 13G, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary or FMR Corp., is the beneficial owner of 17,742,959 shares of our Class A Common Stock as a result of acting as investment advisor to various investment companies. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 17,742,959 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR Corp.’s beneficial ownership includes 1,512 shares, or 0.001%, of our Class A Common Stock outstanding, beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, serves as an investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning shares of our Class A Common Stock. PGALLC is the beneficial owner of 9,900 shares or 0.007% of our Class A Common Stock outstanding. Edward C. Johnson 3d and FMR Corp., through its control of PGALLC, each has sole dispositive power over 9,900 shares and sole power to vote or to direct the voting of 9,900 shares of Class A Common Stock owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”),an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, serves as investment manager of institutional accounts owning shares of our Class A Common Stock. PGATC is the beneficial owner of 326,786 shares or 0.230% of our Class A Common Stock outstanding. Edward C. Johnson 3d and FMR Corp., through its control of PGATC, each has sole dispositive power over 326,786 shares and sole power to vote or to direct the voting of 326,786 shares of Class A Common Stock owned by the institutional accounts managed by PGATC. Fidelity International Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 154,450 shares or 0.109% of our Class A Common Stock outstanding. A partnership controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934” Act) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d).

(4)	Represents 1,339,671 shares of Class A Common Stock underlying options which were exercisable as of March 31, 2007 or 60 days after such date. Excludes 150,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(5)	Includes 105,222 shares of Class A Common Stock owned of record and 385,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2007 or 60 days after such date. Excludes 125,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(6)	Includes 8,315 shares of Class A Common Stock owned of record and 14,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2007 or 60 days after such date. Excludes 125,000 shares of Class A Common Stock underlying options, which become exercisable over time after such period.

(7)	Represents 123,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2007 or 60 days after such date. Excludes 110,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(8)	Includes 5,969 shares of Class A Common Stock owned of record and 42,250 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2007 or 60 days after such date. Excludes 92,500 shares of Class A Common Stock underlying options, which become exercisable over time after such period.
(9)	Includes 11,500 shares of Class A Common Stock owned of record and 35,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2007 or 60 days after such date. Excludes 5,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(10)	Includes 214,350 shares of Class A Common Stock owned of record and 55,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2007 or 60 days after such date. Excludes 5,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(11)	Includes 236,444 shares of Class A Common Stock owned of record and 45,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2007 or 60 days after such date. Excludes 5,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(12)	Represents 70,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2007 or 60 days after such date. Excludes 5,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(13)	Includes an aggregate of 581,800 shares of common stock owned of record and 2,108,921 shares of Class A Common Stock underlying options granted to Directors and executive officers listed in the table which are exercisable as of March 31, 2007 or within 60 days after such date. Excludes 622,500 shares of Class A Common Stock underlying options granted to executive officers and Directors, which become exercisable over time after such period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2006 there were no transactions or series of transactions between the Company and its directors, executive officers or 5% stockholders other than such matters disclosed herein under the captions “Executive Compensation” and “Election of Directors—Compensation of Directors”.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our Directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

The following Compensation Discussion and Analysis describes the material elements of compensation for our Named Executives who are identified in the 2006 Summary Compensation Table. The Named Executives are comprised of the individuals who serve as our President and Chief Executive Officer, Vice Chairman, Chief Financial and Operating Officer, Chief Operating Officer, Global Client Services, and President and Managing Director, Global Delivery.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our Named Executives. The Compensation Committee operates under a written charter adopted by our Board of Directors and is comprised entirely of independent, non-employee directors as determined in accordance with various NASDAQ Stock Market, Securities and Exchange Commission and Internal Revenue Code rules.

The Compensation Committee has designed the executive compensation program for our Named Executives to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•	Condition a substantial portion of an executive officer’s compensation on both short-term and long-term performance that enhances stockholder value.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our company.

To achieve these objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other growth technology companies that compete with us for executive talent. In addition, our executive compensation program ties a material portion of each Named Executive’s overall compensation to key financial goals. We also provide a substantial portion of our executive compensation in the form of stock-based awards that vest over time, which we believe helps retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

Our executive compensation program utilizes four primary components to achieve the foregoing objectives. These four components comprise an executive’s total direct compensation: base salary, non-equity incentive award for annual financial performance, cash bonus for special performance, and periodic stock-based awards. A major component of each Named Executive’s compensation historically has been tied to equity compensation in the form of stock options which derived their value from appreciation of the market price of our Class A Common Stock. As will be discussed in more detail below, the Compensation Committee’s philosophy and strategy is to increase the base salaries and annual incentive bonus target of our Named Executives over a period of multiple years towards market competitive levels, while at the same time reducing the size and value of the stock-based awards from the levels in effect during the earlier stages of our growth.

2006 Compensation

Compensation Objectives

We have structured our company-wide employee compensation programs to attract, develop, motivate and retain top talent and to focus our employees, including our Named Executives, on key business goals that enhance stockholder value. Our compensation programs reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance. In addition, we use compensation as a means to reinforce our desired culture and unique corporate environment. Because we are a rapidly-growing technology company, our compensation programs are also designed to foster a sense of ownership, urgency and overall entrepreneurial spirit and to link rewards to measurable corporate and individual performance.

The principal components of 2006 compensation that we provided to our Named Executives were designed to meet the following objectives of our executive compensation policy:

•	Base Salary: Provides competitive compensation;

•	Annual Non-Equity Incentive: Provides performance incentives and competitive compensation;

•	Special bonus: Provides performance incentives and competitive compensation for special circumstances; and

•	Long-Term Incentives—Stock-Based Awards: Provides performance incentives, competitive compensation, retention incentives and alignment with stockholder interests.

It is important to note that we do not have any non-qualified deferred compensation programs, pension plans or supplemental executive retirement plans for our executive officers, except for Mr. Coburn. We established a non-qualified deferred compensation program for Mr. Coburn in order to provide him with the equivalent economic value of the retirement plan in which he participated in while we were majority-owned by IMS Health. Accordingly, Mr. Coburn is entitled to an annual company contribution equal to 6% of his base salary and earned annual performance bonus. The only deferral programs that allows our other Named Executives to accumulate a retirement income source are our 401(k) savings plan for US-based employees, which is subject to dollar limitations imposed under the federal tax laws on the maximum amount an individual can contribute each year, and the India Provident Fund for Indian Named Executives, which is a statutory program in India that limits contributions to a fixed percentage of salary. Accordingly, the equity incentive awards provided to our executive officers are intended to serve as the primary source of wealth-accumulation for our executive officers while at the same time incentivizing them to contribute to our financial success as measured in terms of appreciation in the value of our Class A Common Stock.

Our Compensation Committee reviews the compensation program periodically, including each of the above elements, to determine whether they provide appropriate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executives. Based upon the information and data presented to it, the Compensation Committee generally views the compensation paid to our executive officers as fair, reasonable, and competitive.

Determination of Competitive Compensation and Engagement of Compensation Consultant

The Compensation Committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities under its charter. The use of an independent consultant provides additional assurance that the Company’s executive compensation programs are reasonable and consistent with the foregoing objectives. The consultant reports directly to the Compensation Committee. The consultant periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards.

The Compensation Committee has continually striven to make the executive compensation program competitive. In late 2002, the Compensation Committee engaged Pearl Meyer & Partners to conduct a comprehensive review of our executive compensation program to evaluate whether the Company’s programs were competitive with those of other growth technology companies that competed with us for executive talent at that time and aligned with the elements of the Company’s compensation philosophy and strategy. Pearl Meyer & Partners benchmarked our executive compensation against the following peer group during its study: Answerthink, Ciber, Computer Horizons, Computer Task Group, Covansys, Diamond/Cluster, Digitas, Exult, First Consulting group, iGate, Keane, Sapient, Systems & Computer Technology, and Tier Technologies.

Pearl Meyer & Partners’ review included a detailed evaluation of the Cognizant’s business structure and economics, the impact of these factors on potential compensation outcomes and a review of the external market environment for executive compensation. As a result of this review, the Compensation Committee determined that the Company’s compensation philosophy and strategy should be to increase the base salaries and annual incentive bonus target of our Named Executives over a period of multiple years towards market competitive levels as the size and value of the equity awards declined from the levels in effect during the early stages of our growth. However, the Compensation Committee also determined that it should continue to make a substantial portion of total compensation performance-based and, in particular, long-term performance-based incentive compensation in the form of stock-based awards—though at lower levels than in the past.

We believe this strategy is appropriate because we set aggressive performance targets and believe that if achieved, our performance will be commensurate with top quartile performance in the market. This philosophy also aligns our pay with relative performance and motivates executive management to focus on the long-term growth of the Company and is designed to align and strengthen the mutuality of interests between of executive officers and our stockholders.

In 2006, the Compensation Committee engaged Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) as an independent compensation consultant to assist the committee in evaluating the equity component of our executive compensation. The Compensation Committee and Watson Wyatt observed that the cash component for the Named Executives remained modest given the growth in our company’s size since the 2002 study, and therefore the Compensation Committee decided to focus the 2006 study only on the long-term equity component of executive compensation. Watson Wyatt benchmarked the equity component of our executive compensation against a group of similarly sized and/or growth information technology-related firms, including: Alliance Data Systems Corp; Autodesk; Citrix Systems; Fair Issac; Micros Systems; SRA International; Ciber; Keane; MPS Group; Perot Systems; and, Sapient. The 2006 equity grants to Mr. Narayanan, Mr. D’Souza, Mr. Coburn and Mr. Chandrasekaran were based on the recommendations of the Watson Wyatt study. The 2006 equity grants to our Named Executives, in aggregate, were at an annual burn rate of 0.4%, compared to a 0.7% average for the peer group reviewed by Watson Wyatt.

In addition, the Compensation Committee is engaging Watson Wyatt again in 2007 to review all elements of executive compensation, benchmark such compensation in relation to other comparable companies with which we compete for executive talent and provide recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages which will result in the attainment of our short-term and long-term strategic objectives.

Base Salary

The Compensation Committee reviews the base salaries of our Named Executives on an annual basis. The primary objective of our base salary compensation is to provide financial stability and certainty through market competitive salary levels, recognizing experience, knowledge, skills, relative value and sustained contribution to our company. We make periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position and our financial situation. For 2006 compensation, the Compensation Committee continued to advance its objective of moving away from large equity awards which were more typical during the initial phases of our company’s growth and bringing base salary closer to market comparables for salary levels in effect for officers at companies with which we compete for executive management. Consideration was also given to relative responsibility, seniority, experience and performance of each individual Named Executive. No specific weight was assigned to any of the above criteria relative to the Named Executives’ compensation. In setting the base salary of the executive officers other than our Vice Chairman, the Compensation Committee also solicited evaluations from our Vice Chairman of their individual performance and considered such evaluations in making its recommendation for 2006 salary increases.

Based on this analysis, the base salaries of our Named Executives were increased in 2006 as follows:

Name	Date of Salary Increase	Salary Increase	New Salary Rate
Lakshmi Narayanan	1/1/2006	$40,000	$240,000	*
Francisco D’Souza	1/1/2006	$60,000	$360,000
Gordon Coburn	1/1/2006	$54,000	$324,000
Ramakrishnan Chandrasekaran	1/1/2006	$18,000	$108,000	*
Rajeev Mehta	NA	$0	$230,000

*	New salary rate is inclusive of the Company’s matching contribution to the Indian Provident Fund. Such amount is included in the target in determining bonuses under the executive officer bonus program.

By setting base salaries at these levels, which the Compensation Committee believed are still below the 50th percentile for companies of similar size, value and complexity to our company today, the Compensation Committee continued its longstanding practice of tying the major portion of each executive officer’s total compensation package to our financial performance and stock price growth. In addition, the base salaries are set to the location of our executives, with Mr. Narayanan and Mr. Chandrasekaran based in India and Mr. D’Souza, Mr. Coburn and Mr. Mehta based in the United States.

Annual Non-Equity Incentive

We have designed our annual non-equity incentive program to stimulate and support a high-performance environment by tying such incentive compensation to the attainment of organizational financial goals and by recognizing superior performance. The annual cash incentive bonuses are intended to compensate for the achievement of these goals. The Compensation Committee determines actual cash incentive bonuses after the end of the fiscal year based upon company performance.

The Compensation Committee believes that each Named Executive’s annual cash incentive bonus should be based upon the achievement of financial goals that are important to our stockholders. The Company and its Compensation Committee believe that our stockholders value and measure the performance of the Named Executives based principally on the growth of revenue, operating income and cash flow, and thus incentive targets based upon revenue (excluding the impact of 2006 acquisitions), operating income (excluding the impact of stock-based compensation and 2006 acquisitions) and Days Sales Outstanding (DSO) are the most appropriate. Over the past several years, one of our principal goals has been to grow revenue at an industry-leading pace, while maintaining operating margin and DSO. The annual cash incentive bonus has been set in an effort to achieve this operating performance. We set annual incentive target levels for our Named Executives based on a percentage of their salary. For 2006, the applicable percentages were as follows:

Name	Percentage of Salary Payable at Target Award Level
Lakshmi Narayanan	70%
Francisco D’Souza	70%
Gordon Coburn	70%
Ramakrishnan Chandrasekaran	70%
Rajeev Mehta	67%

In February 2006, the Compensation Committee determined the revenue, operating income and DSO targets for the 2006 fiscal year that would be used for each of the Named Executives at the time, and it also set a minimum and maximum threshold for each component of the annual incentive target. In addition, the Compensation Committee determined that the weighting of the components of the annual cash incentive bonus target would be:

•	Achievement of revenue target—50%

•	Achievement of operating income target—40%

•	Achievement of DSO target—10%

Due to the high growth objectives set for the revenue and operating income components, there was substantial uncertainty at the time the Compensation Committee established the performance goals for 2006 as to the likelihood of the Company’s attainment of the targeted levels of performance. However, the Company has significantly exceeded the target level of attainment for the performance goals established in each of the four fiscal years prior to 2006.

The maximum amount a Named Executive can earn under the annual cash incentive bonus plan is 200% of the target bonus amount, and for performance below the threshold level, no bonus will be paid for a particular component. For 2006, the Company’s performance exceeded the maximum threshold for revenue and operating income. Based on the 2006 corporate performance against the metrics described above, the Compensation Committee approved the following annual bonus payments to the executive officers:

Name	2006 Bonus Award	Award as Percentage of Target Award Opportunity
Lakshmi Narayanan	$327,680	195%
Francisco D’Souza	$491,520	195%
Gordon Coburn	$442,368	195%
Ramakrishnan Chandrasekaran	$147,456	195%
Rajeev Mehta	$302,324	195%

Special Bonus

In addition, in December 2006, the Compensation Committee awarded a special bonus to Mr. Chandrasekaran and Mr. Mehta in recognition of their expanded responsibilities which became effective in August 2006. The amounts of these special bonuses were $20,970 and $43,708, respectively.

Long-Term Incentives—Stock-Based Awards

We provide long-term incentive compensation through equity incentive awards. Traditionally, we have made such awards in the form of stock options that vest over multiple years, and we continued to use stock options as the exclusive form of long-term incentive compensation provided to our Named Executives during the 2006 fiscal year. Each grant allows the individual to acquire shares of our Class A Common Stock at a fixed price per share (the closing market price on the grant date) over a specified period of time (up to 10 years). We believe that stock-based grants provide our executive officers with a strong incentive to manage the Company from the perspective of an owner with an equity stake in the long-term success of the business, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention, because this feature provides an incentive to our executive officers to remain in our employ during the vesting period. Further, the option will provide a return to the executive officer only if the market price of the underlying shares appreciates over the option term.

Given the emphasis that our executive compensation program places on long-term, stock-based incentive awards, the Compensation Committee engaged Watson Wyatt to perform a study in 2006 to develop recommendations with respect to executive equity compensation. In years prior to the completion of the Watson Wyatt study, the Compensation Committee sought to generally grant Named Executive stock options every two years. However, due to limitations on the size of the available pool in 2005, grants to the Named Executives were deferred. Based on the Watson Wyatt study, the Compensation Committee granted stock options in August 2006 to Mr. Narayanan, Mr. D’Souza, Mr. Coburn and Mr. Chandrasekaran. The size of this grant reflected the deferral of the 2005 grant. In addition, the Compensation Committee granted Mr. Mehta stock options in December 2006 to reflect his promotion and increased responsibilities.

In considering the grants for the 2006 fiscal year, the Compensation Committee also took into account the number of stock options that each of our executive officers had previously been awarded, the gains realized in connection with prior option grants and the number of vested and unvested options held by that individual, and the base salary of the executive officer. The Compensation Committee also took into account the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods.

Based on the foregoing considerations, the executive officers received the following stock option grants in 2006:

Name	Date of Grant	Stock Options
Lakshmi Narayanan	August 7, 2006	150,000
Francisco D’Souza	August 7, 2006	125,000
Gordon Coburn	August 7, 2006	125,000
Ramakrishnan Chandrasekaran	August 7, 2006	100,000
Rajeev Mehta	December 14, 2006	60,000

The Compensation Committee, based upon Watson Wyatt’s recommendation, is considering the use of performance shares as part of our long-term incentive program. Such shares would only vest upon the attainment of pre-established financial objectives measured over a period of one or more years. We believe that such performance shares would be a valuable addition to our long-term incentive program for several reasons, including ongoing concerns over the dilutive effect of option grants on our outstanding shares, our desire to strengthen the link between pay and performance by tying the vesting of equity awards to financial measures that would promote stockholder value, and making such awards less subject to market volatility. There would also be a more direct correlation between the financial statement cost we must recognize for those awards and the value delivered to the recipients of those awards.

Perquisites

We seek to maintain an egalitarian culture in our facilities and operations. The Company’s philosophy is to provide a minimum of personal benefits perquisites to its executives and generally only when such benefits have a business purpose.

We incur expenses to ensure that our employees, including our executive officers, are accessible to us and our customers at all times and to promote our commitment to provide our employees and executives with the necessary resources and items of technology to allow them to operate “around the clock” in a “virtual office” environment. However, we do not view these expenses as executive perquisites because they are essential to the efficient performance of their duties and are comparable to the benefits provided to a broad-based group of our employees. In addition, if an immediate family member accompanies an executive to attend a business function at which such family member is generally expected to attend, the Company reimburses the executive for the related travel expenses.

Broad-Based Programs

Our U.S.-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, and 401(k) employee savings plan and our employee stock purchase plan on the same basis as all other regular employees. Under the 401(k) savings plan, we match employee contributions at the rate of 50% for each dollar contributed during each pay period, up to the first 6% of the amount contributed during each pay period. The matching contributions immediately vest. The 401(k) savings plan and other generally available benefit programs allow us to remain competitive for employee talent.

Our India-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, and in the India Provident Fund and India Gratuity Plan, which are statutory benefit programs, on the same basis as all other regular employees. Under the India Provident Fund, we make a matching contribution equal to 12% of the employee’s “basic” salary, which is a component of the employee’s total salary. This contribution immediately vests. The India Gratuity Plan provides for a lump-sum payment, based on number of years of service, to an employee upon termination of employment from the Company.

We believe that the availability of the aforementioned broad-based benefit programs generally enhances employee morale and loyalty.

Equity Grant Practices

The Compensation Committee or the Board of Directors approves the stock option grants at its regularly scheduled meetings or by written consent. Grants approved during a regularly scheduled meeting become effective on the date of the meeting. Grants approved by unanimous written consent become effective as of the date the Company is in receipt of all signed consents. In addition, our Board of Directors has authorized an executive committee of company management, comprised of Mr. Narayanan, Mr. D’Souza and Mr. Coburn to issue options to newly hired and existing employees in accordance with the Company’s policy governing the grant of stock options which is detailed below.

The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. It is our intent that all stock option grants, whether made by the Compensation Committee or a committee of our executive officers to whom the Board delegates authority to make option grants in accordance with the policy (the “Executive Committee”), have an exercise price per share equal to the fair market value of our common stock based on the closing market price per share on the grant date.

The Company has a written policy governing the grant of stock options. The policy applies equally to grants of stock options to executives and other employees. The policy provides, among other things, that:

•

Stock option grants may be made by the Executive Committee, the Board of Directors or the Compensation Committee, provided the Executive Committee shall not grant options to any of its members or to any employee subject to Section 16 reporting as defined by the Securities and Exchange Commission that are not members of the Executive Committee;

•	The exercise price of each stock option shall not be less than 100 percent of the fair market value of our common stock on the date of grant based on the closing market price per share on such date;

•

Stock options granted by the Executive Committee must be within the guidelines set forth in the policy and may only be granted on the fourteenth (14th) day of a calendar month or, if the fourteenth (14th) day is a day that the common stock is not publicly traded, then on the last preceding trading date. The grants are reported to the Board at its next regularly scheduled meeting;

•

Except for grants to non-employee members of the Board (which shall only be issued with a grant date coincident with the date of the Company’s Annual Meeting of Stockholders or, with respect to the initial grant made to a non-employee Board member who is first elected or appointed to the Board other than at the Annual Meeting, the date of his or her initial election or appointment to the Board), no stock options shall be granted on a date that falls within one of the Company’s earnings black-out periods (period beginning fifteen days prior to the end of each fiscal quarter (i.e., March 31, June 30, September 30 and December 31) and ending with and including the second business day following the quarterly announcement of the earnings of the Company for such quarter);

•

No stock options shall be granted by the Executive Committee to one individual that collectively exceed 10,000 shares (subject to certain adjustments provided for under the policy) during any rolling twelve month period without approval by the Board or the Compensation Committee;

•

No stock option grant by the Executive Committee shall have a term in excess of ten years; a vesting schedule other than twenty-five (25) percent per year over a four-year period measured from the grant date; or contain terms other than those specified in the applicable plan document; and

•

All option grants to employees subject to Section 16 reporting as defined by the Securities and Exchange Commission shall be made by the Compensation Committee comprised solely of two or more “outside directors” as determined under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations (or by the Board so long as (i) any member of the Board that does not so qualify as such an outside director recuses himself or herself and (ii) any such grant is made by two or more members of the Board who do qualify as such outside directors).

Ongoing and Post-Employment Compensation

The Company recognizes that a change of control can create uncertainty for its employees that may result in loss or distraction of executives during a critical period. As a result, we have entered into a Severance and Noncompetition Agreement (collectively, the “Severance and Noncompetition Agreements”) with each of the Named Executives, except for Mr. Mehta, under which certain payments and benefits would be provided should the executive officer’s employment terminate under certain circumstances, including in connection with a change in control. Under these agreements, other than in the case of a termination for cause, the Named Executive will receive his then-current base salary for the one-year period commencing on the effective date of such termination and his full bonus for the year in which the termination occurs (assuming achievement of 100% of applicable performance targets), payable, in each case, in the same amounts and at the same time intervals as the base salary and bonus would otherwise have been paid prior to such termination. In addition, such agreements provide that all options held by the Named Executive will vest in full immediately upon a change of control. Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of our employees to leave our employ within the one-year period following termination of employment. Our executive officers are also bound by confidentiality covenants that protect our confidential information and business. We believe that the Severance and Noncompetition Agreements continue to achieve two important goals crucial to our long-term financial success, namely, the long-term retention of our senior executives and their commitment to the attainment of our strategic objectives. These agreements will allow our participating executive officers to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situations during periods when substantial disruptions and distractions might otherwise prevail. We believe that these severance packages are also fair and reasonable in light of the years of service our executive officers have rendered us (average tenure of over 10 years), the level of dedication and commitment they have rendered us over that period, the contribution they have made to our growth and financial success and the value we expect to receive from retaining their services, including during challenging transition periods following a change in control.

None of the Named Executives are entitled to any tax gross-up payments with respect to the tax liability they incur with respect to such severance benefits, including the absence of any tax gross-up with respect to any payment deemed to be parachute payment under Internal Revenue Code Section 280G.

The material terms of the Named Executive’s compensation are described below in the section of the proxy statement entitled “Potential Payments upon Termination or Change in Control” on page 43.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company’s executive officers for the 2006 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the executive officers for fiscal 2007 will exceed that limit. However, the Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or future equity awards other than in the form of stock options, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. In establishing such cash and equity incentive compensation programs for the Company’s executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.

Role of Executive Officers in Determining Executive Compensation

Our Vice Chairman and our President and Chief Executive Officer, aided by our finance department, provided statistical data and made recommendations to the Compensation Committee to assist it in determining 2006 compensation levels. In addition, our Vice Chairman provided the Compensation Committee with a detailed review of the performance of the other executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2006 fiscal year. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

* * * * *

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Cognizant Technology Solutions Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of

Directors of Cognizant Technology Solutions Corporation.

Robert W. Howe

John E. Klein

Robert E. Weissman

EXECUTIVE COMPENSATION TABLES

2006 Summary Compensation Table

The following 2006 Summary Compensation Table provides certain summary information concerning the compensation earned for services rendered in all capacities to us and our subsidiaries for the year ended December 31, 2006 by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers whose total compensation for the 2006 year was in excess of $100,000 and who were serving as executive officers at the end of the 2006 fiscal year (collectively, the “Named Executives”). No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2006 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards(1) ($) (f)	Non- Equity Incentive Plan Compensation(2) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Lakshmi Narayanan	2006	$235,103	—	—	$937,831	$327,680	$2,903	(3)	$4,897	(5)	$1,508,414
Vice Chairman

Francisco D’Souza	2006	$360,000	—	—	$834,862	$491,520	—		$7,500	(6)	$1,693,882
President and Chief Executive Officer

Gordon J. Coburn	2006	$324,000	—	—	$747,585	$442,368	$19,544	(4)	$53,482	(7)	$1,586,979
Chief Financial and Operating Officer, Treasurer and Secretary

Ramakrishnan Chandrasekaran	2006	$104,083	$20,970	—	$391,127	$147,456	$3,621	(3)	$3,917	(5)	$671,174
President and Managing Director, Global Delivery

Rajeev Mehta	2006	$230,000	$43,708	—	$380,106	$302,324	—		$3,000	(6)	$959,138
Chief Operating Officer, Global Client Services

(1)	Represents the compensation cost recognized for financial statement reporting purposes for the 2006 fiscal year, in accordance with SFAS 123R, with respect to the portion of the option awards which vested in that year, including awards which may have been granted in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. None of the Named Executives forfeited any option awards during the 2006 fiscal year. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
(2)	Amounts shown in this column represent bonuses earned for the 2006 fiscal year under our officer bonus program. The bonuses were paid in the 2007 fiscal year.
(3)	Amount represents the increase in the value during 2006 of the post-employment benefit payable under the India Gratuity Plan to Mr. Narayanan and Mr. Chandrasekaran.
(4)	Amount represents 2006 investment earnings on Mr. Coburn’s nonqualified deferred compensation account. The earnings correspond to the actual market earnings on a select group of investment funds utilized to track the notional investment return on the account balance for the 2006 fiscal year. The Company has not made any determination as to which portion of such earnings may be considered above market for purposes of column (h) of this table and has elected to report the entire amount of such earnings.
(5)	Represents an Indian Provident Fund matching contribution.
(6)	Represents a 401(k) plan matching contribution.
(7)	Includes (i) a 401(k) plan matching contribution in the amount of $7,500; and (ii) a contribution in the amount of $45,982 which the Company is required to make for the 2006 fiscal year to the non-qualified deferred compensation account maintained for the Named Executive, of which $14,580 was contributed in 2006 and $31,402 will be contributed in 2007.

2006 Grants of Plan-Based Awards Table

The following table provides certain summary information concerning each grant of an award made to a Named Executive in the 2006 fiscal year under a compensation plan.

Name (a)	Grant Date (b)	Potential Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Under- lying Options(2) (#) (j)	Exercise or Base Price of Option Awards ($/SH) (k)	Grant Date Fair Value of Equity Awards(3) ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Lakshmi Narayanan	02/14/2006	$84,000	$168,000	$336,000
	08/07/2006								150,000	$67.41	$4,255,284

Francisco D’Souza	02/14/2006	$126,000	$252,000	$504,000
	08/07/2006								125,000	$67.41	$3,546,070

Gordon J. Coburn	02/14/2006	$113,400	$226,800	$453,600
	08/07/2006								125,000	$67.41	$3,546,070

Ramakrishnan Chandrasekaran	02/14/2006	$37,800	$75,600	$151,200
	08/07/2006								100,000	$67.41	$2,836,856

Rajeev Mehta	02/14/2006	$77,500	$155,000	$310,000
	12/14/2006								60,000	$80.66	$1,908,854

(1)	Represents the range of performance bonuses that can be earned by the Named Executive if the minimum, target and maximum performance targets are achieved. The bonus is prorated if performance levels are achieved between the threshold and target levels or between the target and maximum levels. Performance below the minimum threshold results in no bonus payout to the Named Executive. The methodology and performance criteria applied in determining these potential bonus amounts are discussed under “Compensation Discussion and Analysis—Annual Non-Equity Incentive” on page 33 of this proxy statement. The actual cash bonus paid to each Named Executive for his 2006 performance is reported as Non-Equity Incentive Plan Compensation above in the 2006 Summary Compensation Table. In each case, the Named Executive received a bonus in excess of his target amount based on 2006 performance.
(2)	The stock options included in this column have a term of 10 years and vest ratably, 25% per year, during the first four years of service with the Company measured from the grant date. The options will vest in full on an accelerated basis in connection with certain changes in control of the Company.
(3)	Represents the grant date fair value under SFAS 123R of stock options awarded in 2006. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End 2006 Table

The following table provides certain summary information concerning outstanding equity awards held by the Named Executives as of December 31, 2006.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Unites of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($) (j)
Lakshmi Narayanan	277,989			$2.04	05/13/2009
	178,320			$2.04	05/13/2009
	480,000			$4.73	03/28/2011
	382,500	127,500		$10.12	02/04/2013
		150,000		$67.41	08/06/2016

Francisco D’Souza	300,000	120,000		$10.12	02/04/2013
		125,000		$67.41	08/06/2016

Gordon J. Coburn	1,500	97,500		$10.12	02/04/2013
		125,000		$67.41	08/06/2016

Ramakrishnan Chandrasekaran	12,500			$0.32	07/24/2007
	70,000			$2.06	08/05/2009
	90,000			$5.76	02/03/2012
	20,000	20,000		$22.89	03/03/2014
		100,000		$67.41	08/06/2016

Rajeev Mehta	9,000			$4.68	11/01/2011
	12,000	12,000		$10.12	02/04/2013
	3,000	1,500		$11.63	03/04/2013
	50,000	50,000		$22.89	03/03/2014
	3,750	11,250		$43.49	05/16/2015
		60,000		$80.66	12/13/2016

(1)	Each stock option grant included in this table has a term of 10 years measured from the grant date and vests ratably, 25% per year, during the first four years of service with the Company measured from such grant date except for: (i) the option for 277,989 shares granted to Mr. Narayanan on May 14, 1999 that vests 16.7%, 16.7%, 33.3% and 33.3% during the first four years of the stock option term; and (ii) the option for 480,000 shares granted to Mr. Narayanan on March 29, 2001 which has a vesting schedule of 20%, 20%, 30% and 30% during the first four years of the stock option term. Each option will vest in full on an accelerated basis upon certain changes in control of the Company.

2006 Option Exercises and Stock Vested Table

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executives on option award exercises and stock award vesting during the year ended December 31, 2006.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Lakshmi Narayanan	100,000	$5,522,043	—	—

Francisco D’Souza	—	—	—	—

Gordon J. Coburn	104,000	$5,371,617	—	—

Ramakrishnan Chandrasekaran	500	$40,450	—	—

Rajeev Mehta	—	—	—	—

Potential Payments upon Termination or Change in Control

No Named Executive has an employment agreement that provides a specific term of employment. Accordingly, the employment of each Named Executive may be terminated at any time at the discretion of our Board of Directors.

We have entered into a Severance and Noncompetition Agreement with each of the Named Executives, except for Mr. Mehta, and we have entered into stock option agreements pursuant to the 1999 Incentive Plan with each of our Named Executives, except for Mr. Mehta and Mr. Chandrasekaran (collectively, the “Stock Option Agreements”), that provide certain benefits upon the termination of their employment under certain prescribed circumstances. Those agreements are summarized as follows:

Severance and Noncompetition Agreements with Francisco D’Souza, Gordon Coburn, Lakshmi Narayanan and Ramakrishnan Chandrasekaran. Under the Severance and Noncompetition Agreement, if we terminate a Named Executive’s employment without cause (a “qualifying termination”), we will pay such individual his then-current base salary for the one-year period commencing on the effective date of such termination and his full bonus for the year in which the termination occurs (assuming achievement of 100% of applicable performance targets), payable, in each case, in the same amounts and at the same time intervals as the base salary and bonus would otherwise have been paid in the absence of such termination.

Under the Severance and Noncompetition Agreement, “cause” is generally defined to include: : (i) willful malfeasance or willful misconduct by the Named Executive in connection with his employment, (ii) continuing failure to perform such duties as are requested by the Board of Directors, (iii) failure by the Named Executive to observe material policies of the Company applicable to him or (iv) the commission by the employee of (x) any felony or (y) any misdemeanor involving moral turpitude.

The Severance and Noncompetition Agreement also provides that in the event of a change in control, all of the Named Executive’s options to purchase Class A Common Stock of the Company then held by him will immediately vest in full without regard to the vesting provisions thereof and will immediately be exercisable for the full number of shares of Class A Common Stock subject to such options.

Pursuant to the Severance and Noncompetition Agreement, a “change in control” (as defined by the Company’s Key Employees’ Stock Option Plan) is generally defined as one of the following: (i) any person (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any subsidiaries of the Company, or (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then-outstanding securities; (ii) during any period of 24 months, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a person who has entered into an agreement with the Company to effect a certain transactions, (B) a director nominated by any person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a change in control or (C) a director nominated by any person who is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders is or was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no person holds 35% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Stock Option Agreements with Francisco D’Souza, Gordon Coburn and Lakshmi Narayanan for grants issued in 2001 and 2003. Except to the extent provided in any employment agreement or severance agreement between the Named Executive and the Company, the provisions of the Stock Option Agreements will apply to such individual’s stock options upon a termination of his employment with the Company. Under the Stock Option Agreements for grants issued in 2001 and 2003, if we terminate a Named Executive’s employment for cause, all his unvested options will be cancelled and options that are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the expiration date and the date 90 days after the termination date. The definition of “cause” under the Stock Option Agreements is substantially the same as the definition described above for the Severance and Noncompetition Agreement. Under the Stock Option Agreements, the “expiration date” is ten years after the grant date.

If a Named Executive’s employment is terminated by reason of death or disability, all his options will become immediately vested and will be exercisable in whole or in part at any time prior to the earlier of the expiration date and the date one year after the termination date. The Stock Option Agreements defined “disability” as the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e) (3) of the Internal Revenue Code of 1986, as amended (or any successor section thereto).

If a Named Executive’s employment is terminated due to retirement, all options will become immediately vested and will be exercisable in whole or in part at any time prior to the earlier of the expiration date and the date three years after the termination date. For the Stock Option Agreements for grants issued in 2001 and 2003 with Mr. D’Souza and Mr. Coburn, the definition of “retirement” is defined as such individual’s termination after reaching 55 years of age. However, for the Stock Option Agreements with Mr. Narayanan for grants issued in 2001 and 2003, the definition of “retirement” is defined as his termination after reaching 55 years of age, or termination by the Company without cause after reaching 50 years of age and 5 years of service with the Company.

If a Named Executive’s employment is terminated for any reason other than for cause, death or disability or retirement then all his options that are unvested will be cancelled and options that are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the expiration date and the date 12 months after the termination date.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our Named Executives under their existing employment agreements for various scenarios involving a change in control or termination of employment of each of our Named Executives, assuming a December 31, 2006 termination date and, where applicable, using the closing price of our common stock of $77.16 (as reported on the Nasdaq Stock Exchange as of December 29, 2006).

Name	Trigger	Salary and Bonus	Value of Option Acceleration/ Extension	Total Value
Lakshmi Narayanan	Qualifying Termination(1)	$408,000	$8,833,500	$9,241,500
	Change in Control(2)	—	$10,010,738	$10,010,738
	Death or Disability(3)	—	$8,548,238	$8,548,238
	Retirement(4)	—	$8,833,500	$8,833,500
	Termination for Other Reasons(5)	—	$8,833,500	$8,833,500

Francisco D’Souza	Qualifying Termination(1)	$612,000	—	$612,000
	Change in Control(2)	—	$9,264,150	$9,264,150
	Death or Disability(3)	—	$8,045,400	$8,045,400
	Retirement	—	—	—
	Termination for Other Reasons(5)	—	$60,000	$60,000

Gordon J. Coburn	Qualifying Termination(1)	$550,800	—	$550,800
	Change in Control(2)	—	$7,755,638	$7,755,638
	Death or Disability(3)	—	$6,536,888	$6,536,888
	Retirement	—	—	—
	Termination for Other Reasons(5)	—	$300	$300

Ramakrishnan Chandrasekaran	Qualifying Termination(1)	$183,600	—	$183,600
	Change in Control(2)	—	$2,060,500	$2,060,500
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

Rajeev Mehta(6)	Qualifying Termination	—	—	—
	Change in Control	—	—	—
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the Named Executives in the event that any of the circumstances described above had occurred on December 31, 2006, the actual amounts due to the Named Executives upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the Severance and Noncompetition Agreements, Stock Option Agreements and the 1999 Incentive Plan.

(1)	Represents one year’s additional salary based on the salary earned by such Named Executive in 2006 and bonus payout at 100% of the 2006 target. In addition, for Mr. Narayanan, the amount shown represents (i) the aggregate intrinsic value of the accelerated vesting of unvested stock options granted in 2003 as of December 31, 2006 and (ii) the value of the extension of the option term of all outstanding options at December 31, 2006 that were granted in 2001 and 2003 for Mr. Narayanan from 90 days to three years estimated by using the Black—Scholes option pricing model, in accordance with the provisions of SFAS 123R. Intrinsic value is calculated by multiplying (i) the amount by which the fair market value of our Class A common stock on December 31, 2006 of $77.16 exceeds the applicable exercise price by (ii) the assumed number of option shares vesting on an accelerated basis on December 31, 2006.

(2)	Represents the aggregate intrinsic value of the accelerated vesting of the Named Executive’s unvested stock options. The amounts shown are based solely on the intrinsic value of the accelerated stock options in connection with a change in control without a qualifying termination or termination upon death or disability.
(3)	The amount shown represents the aggregate intrinsic value of the accelerated vesting of the Named Executive’s 2003 option grants that were unvested and outstanding as of December 31, 2006.
(4)	The amount shown represents (i) the aggregate intrinsic value of the accelerated vesting of unvested stock options granted in 2003 as of December 31, 2006 and (ii) the value of the extension of the option term of all outstanding options at December 31, 2006 for the Named Executive from 90 days to three years estimated by using the Black—Scholes option pricing model, in accordance with the provisions of SFAS 123R.
(5)	The amount shown represents the fair value estimated by using the Black-Scholes option pricing model in accordance with the provisions of SFAS 123R, of the extension of the term from 90 days to one year of any outstanding and vested 2001 and 2003 stock option grants to the Named Executive. If Mr. Narayanan is terminated for other reasons, he will be entitled to the same benefits as stated for retirement because he has attained 50 years of age and completed five years with the Company.
(6)	The Company did not enter into noncompetition and severance agreements or special stock option agreements with Mr. Mehta.

In addition to the foregoing amounts indicated in the above table, Messrs. Narayanan and Chandrasekaran will each be entitled to the post-employment lump sum payment provided under the Indian Gratuity Plan, as described in the section below entitled “2006 Pension Benefits Table”, which appears on page 46 of this proxy statement. Mr. Coburn will also be entitled to the balance of his non-qualified deferred compensation account, as described in the section below entitled “2006 Non-Qualified Deferred Compensation Table”, which appears on page 47 of this proxy statement.

2006 Pension Benefits Table

The following table sets forth, for the India Gratuity Plan, the number of years of service credited to the Named Executive under the plan, the value of the benefit payable to the Named Executive if his employment was terminated as of December 31, 2006, and the dollar amount of any payments and benefits paid to the Named Executive during our last completed fiscal year.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (f)
Lakshmi Narayanan	Indian Gratuity Plan	12.57	$42,791

Francisco D’Souza

Gordon J. Coburn

Ramakrishnan Chandrasekaran	Indian Gratuity Plan	12.09	$32,872

Rajeev Mehta

Under the Indian Gratuity Plan, Messrs. Narayanan and Chandrasekaran will each become entitled to a lump sum payment upon his termination of employment with the Company. The actual dollar amount of such payment will be determined by multiplying the number of years of service with the Company by a defined percentage of such Named Executive’s final monthly rate of salary.

2006 Non-Qualified Deferred Compensation Table

The following table sets forth information with respect to the non-qualified deferred compensation arrangements in effect for the Named Executives.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)		Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Lakshmi Narayanan	—	—		—		—	—

Francisco D’Souza	—	—		—		—	—

Gordon J. Coburn	—	$45,982	(1)	$19,544	(2)	—	$182,763	(3)

Ramakrishnan Chandrasekaran	—	—		—		—	—

Rajeev Mehta	—	—		—		—	—

(1)	This amount is included in the “All Other Compensation” column of the 2006 Summary Compensation Table on page 40 of this proxy statement.
(2)	This amount is included in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2006 Summary Compensation Table on page 40 of this proxy statement. The amount corresponds to the actual market earnings on a select group of investment funds utilized to track the notional investment return of the account balance for the 2006 fiscal year. The investment funds so utilized and their actual investment return for the 2006 fiscal year were as follows:

Investment Fund	Annual Rate of Return	Earnings Attributable to such Fund
Mass Mutual Select Focused Value	19.65%	$17,694
Mass Mutual Select Mid Cap Growth Equity II A	6.97%	$1,850

(3)	Includes the amounts reported in columns (c) and (d) of this table.

The Company has established this non-qualified deferred compensation arrangement for Mr. Coburn to serve as the economic equivalent of the retirement plan in which he participated while the Company was majority owned by IMS Health. Pursuant to such arrangement, the Company will credit Mr. Coburn’s deferred compensation account with an annual contribution in a dollar amount equal to 6% of his base salary and earned bonus for the year. Mr. Coburn can select from the 16 investment funds sponsored by Mass Mutual available to the plan to serve as the measures of the investment return on his account for each year. Mr. Coburn may change his investment elections up to six times per year. The account balance will become due and payable upon on the occurrence of any of the following distributable events: (i) retirement at 55 years of age—payable six months following retirement in either a lump sum or 10 annual installments as elected by Mr. Coburn per plan provisions; (ii) termination of employment—payable in a lump sum six months following termination of employment; (iii) death or disability—immediate lump sum payment; and (iv) unforeseen emergency, as defined by IRC 409A—payable in a lump sum.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans that have been approved by security holders(1)	14,447,358	(2)	$20.55	3,603,161	(3)
Equity compensation plans not approved by security holders	—			—

Total	14,447,358			3,603,161

(1)	Consists of the Incentive Plan, the Director Plan, the Key Employees’ Stock Option Plan and the 2004 Employee Stock Purchase Plan.
(2)	Excludes purchase rights outstanding under the 2004 Employee Stock Purchase Plan. Under such plan, employees may purchase up to $25,000 worth of stock annually at price per share equal to 90% of the lower of the fair market value per share on the first day of the purchase period or the fair market value per share on the last day of the purchase period.
(3)	Includes 1,569,123 shares of Class A Common Stock available for future issuance under the Incentive Plan but does not include the 3,500,000-share increase to such plan which is the subject of Proposal 2. Shares may be issued under the Incentive Plan upon the exercise of stock options and stock appreciation rights, or such shares may be issued through direct stock awards or pursuant to stock units, performance shares or performance units without cash consideration. Also includes 4,000 shares of Class A Common Stock available for future issuances pursuant to the Director Plan and 2,030,038 shares of Class A Common Stock issuable under the 2004 Employee Stock Purchase Plan.

As of March 31, 2007, there were a total of 13,673,784 stock options outstanding and 1,216,823 shares of Class A Common Stock available for future issuances under our stock option plans (1,212,823 shares of Class A Common Stock are available for future issuances under our 1999 Incentive Plan and 4,000 shares of Class A Common Stock are available for future issuances under our Director Plan). The weighted average exercise price and weighted average term of the stock options outstanding as of March 31, 2007, were $23.45 and 6.12 years, respectively. In addition, as of March 31, 2007, there were 143,748,989 shares of Class A Common Stock issued and outstanding and 1,923,631 shares of Class A Common Stock available for future issuances under our 2004 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Messrs. Howe, Klein and Weissman. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

None of our executive officers serve as members of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has furnished the following report:

To the Board of Directors of Cognizant Technology Solutions Corporation:

The Audit Committee of the Board of Directors is currently composed of three members and acts under a written charter first adopted and approved on May 17, 2000. The current Audit Committee charter is available in the “About Us” section of the Company’s Web site located at www.cognizant.com. The members of the Audit Committee are independent Directors, as defined in its charter and the rules of the NASDAQ Stock Market. The Audit Committee held six meetings during 2006.

Management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The Company’s independent registered public accounting firm is responsible for performing an independent integrated audit of the Company’s annual financial statements, management’s assessment of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2006 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standard (SAS) 61 (Communication with Audit Committees). SAS 61 requires the Company’s independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of the Company’s independent registered public accounting firm regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Cognizant. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

By the Audit Committee of the Board of Directors
of Cognizant Technology Solutions Corporation

Robert W. Howe
John E. Klein
Thomas M. Wendel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2006	2005
Audit Fees	$1,955,000	$1,645,700
Audit-Related Fees	123,900	41,600
Tax Fees	282,200	414,300
All Other Fees	3,900	1,500

Total Fees	$2,365,000	$2,103,100

For 2006, $1,150,400 of the total fees was billed as of December 31, 2006. For 2005, $1,164,000 of the total fees billed was billed as of December 31, 2005.

Audit Fees

Audit fees consist of fees for the audit of our financial statements and management’s report on internal controls under Section 404 of the Sarbanes Oxley Act, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to employee benefit audits, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original tax returns and VAT registrations, accounted for $58,900 of the total tax fees paid for 2006 and $135,900 of the total tax fees paid for 2005. Tax advice and tax planning services relate to preparation of transfer pricing studies and consultations on various domestic and international tax matters.

All Other Fees

For 2006 and 2005, the amount relates to software license fees.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to Thomas M. Wendel the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. During 2006, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures described above.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666, in writing not later than December 28, 2007.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to our Secretary at the aforementioned address not later than March 9, 2008.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares that they represent as our Board may recommend.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666, (201) 801-0233. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of mail, proxies may be solicited by personal interview, telephone and telegram by our Directors, officers and other employees who will not be specially compensated for these services. We have engaged Morrow & Co., Inc. to assist us with the solicitation of proxies. We expect to pay Morrow & Co., Inc. a fee of $5,000 plus reimbursement for out-of-pocket expenses for its services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

If you have any questions regarding any of the matters contained in this proxy statement you may contact Morrow & Co., Inc., 470 West Avenue, Stamford, CT 06902. Morrow & Co., Inc. may also be reached by telephone at 1-800-607-0088.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 17, 2007, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

Gordon J. Coburn,
Secretary

Teaneck, New Jersey

April 27, 2007

APPENDIX A

Amended and Restated 1999 Incentive Compensation Plan

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

AMENDED AND RESTATED 1999 INCENTIVE COMPENSATION PLAN

(AS AMENDED AND RESTATED THROUGH APRIL 26, 2007)

1.0 DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1 “Award” shall mean either a Stock Option, an SAR, a Stock Award, a Stock Unit, a Performance Share, a Performance Unit, or a Cash Award.

1.2 “Award Agreement” shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

1.3 “Board” shall mean the Board of Directors of the Company.

1.4 “Cash Award” shall mean the grant by the Committee to a Participant of an award of cash as described in Section 11 below.

1.5 “Cause” shall mean (i) willful malfeasance or willful misconduct by the Employee in connection with his employment, (ii) continuing failure to perform such duties as are requested by the Company and/or its subsidiaries, (iii) failure by the Employee to observe material policies of the Company and/or its subsidiaries applicable to the Employee or (iv) the commission by the Employee of (x) any felony or (y) any misdemeanor involving moral turpitude.

1.6 “Change in Control of the Company” shall mean the occurrence of any of the following events:

(a) any Person, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, or any successor section thereto, (other than (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) any Subsidiaries of the Company, (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) IMS Health Incorporated or its Subsidiaries), becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then-outstanding securities; provided however, that the acquisition of securities in a bona fide public offering or private placement of securities by an investor who is acquiring such securities for passive investment purposes only shall not constitute a “Change in Control”.

(b) during any period of twenty-four months, individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 1.6 (a), (c) or (d) of the Plan, (ii) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (iii) a director nominated by any Person who is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s shareholders is or was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously, so approved, cease for any reason to constitute at least a majority thereof;

(c) the effective date or date of consummation of any transaction or series of transactions (other than a transaction to which only the Company and one or more of its subsidiaries are parties) under which the Company is merged or consolidated with any other company, other than a merger or consolidation (i) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2 / 3 % of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (ii) after which no Person holds 35% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or

(d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

1.7 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.8 “Committee” shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board’s Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as:

(a) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and

(b) an “outside director” within the meaning of Code Section 162(m) and the Treasury Regulations thereunder.

1.9 “Common Stock” shall mean the Class A common stock, $.01 par value per share, of the Company.

1.10 “Company” shall mean Cognizant Technology Solutions Corporation, a Delaware corporation.

1.11 “Disability” shall mean shall mean the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e) (3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate, and shall be conclusive and binding on the Participant. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

1.12 “Dividend Equivalent Right” shall mean the right to receive an amount equal to the amount of any dividend paid with respect to a share of Common Stock multiplied by the number of shares of Common Stock underlying or with respect to a Stock Option, a SAR, a Stock Unit or a Performance Unit, and which shall be payable in cash, in Common Stock, in the form of Stock Units or Performance Units, or a combination of any or all of the foregoing.

1.13 “Effective Date” shall mean the date on which the Plan is adopted by the Board.

1.14 “Employee” shall mean an employee of the Company or any Subsidiary as described in Treasury Regulation Section 1.421-7(h).

1.15 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.16 “Fair Market Value of the Common Stock” shall mean:

(a) if the Common Stock is readily tradable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or

(b) if the Common Stock is not readily tradable on a national securities exchange or other market system: (i) the book value of a share of Common Stock as of the last day of the last completed fiscal quarter preceding the date of calculation; or (ii) any other value as otherwise determined in good faith by the Board.

1.17 “Independent Contractor” shall mean a person (other than a person who is an Employee or a Nonemployee Director) or an entity that renders services to the Company.

1.18 “ISO” shall mean an “incentive stock option” as such term is used in Code Section 422.

1.19 “Nonemployee Director” shall mean a member of the Board who is not an Employee.

1.20 “Nonqualified Stock Option” shall mean a Stock Option that does not qualify as an ISO.

1.21 “Participant” shall mean any Employee, Nonemployee Director or Independent Contractor to whom an Award has been granted by the Committee under the Plan.

1.22 “Performance-Based Award” shall mean an Award subject to the achievement of certain performance goal or goals as described in Section 12 below.

1.23 “Performance Share” shall mean the grant by the Committee to a Participant of an Award as described in Section 10.1 below.

1.24 “Performance Unit” shall mean the grant by the Committee to a Participant of an Award as described in Section 10.2 below.

1.25 “Plan” shall mean the Cognizant Technology Solutions Corporation 1999 Incentive Compensation Plan.

1.26 “SAR” shall mean the grant by the Committee to a Participant of a stock appreciation right as described in Section 8 below.

1.27 “Stock Award” shall mean the grant by the Committee to a Participant of an Award of Common Stock as described in Section 9.1 below.

1.28 “Stock Option” shall mean the grant by the Committee to a Participant of an option to purchase Common Stock as described in Section 7 below.

1.29 “Stock Unit” shall mean the grant by the Committee to a Participant of an Award as described in Section 9.2 below.

1.30 “Subsidiary” shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

1.31 “Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.32 “Vest” shall mean:

(a) with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR; or

(b) with respect to Awards other than Stock Options and SARs, when the Participant has:

(i) an unrestricted right, title and interest to receive the compensation (whether payable in Common Stock, cash or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

(ii) a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by Section 14 below.

1.33 “Vesting Date” shall mean the date or dates on which an Award Vests.

1.34 “Voting Stock” shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0 PURPOSE AND TERM OF PLAN

2.1 PURPOSE. The purpose of the Plan is to motivate certain Employees, Nonemployee Directors and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company and Subsidiaries by providing incentives to such Employees, Nonemployee Directors and Independent Contractors either through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives which will attract and retain highly qualified individuals as Employees and Nonemployee Directors and to assist in aligning the interests of such Employees and Nonemployee Directors with those of its stockholders.

2.2 TERM. The Plan shall be effective as of the Effective Date; provided, however, that the Plan shall be approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months before or after the Effective Date, and such approval by the stockholders of the Company shall be a condition to the right of each Participant to receive Awards hereunder. Any Award granted under the Plan prior to the approval by the stockholders of the Company shall be effective as of the date of grant (unless the Committee specifies otherwise at the time of grant), but no such Award may Vest, be paid out, or otherwise be disposed of prior to such stockholder approval. If the stockholders of the Company fail to approve the Plan in accordance with this Section 2.2, any Award granted under the Plan shall be cancelled. The Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board under Section 16.1 below.

2.3 STOCK SPLITS. All share numbers in this April 26, 2007 Amended and Restated Plan reflect the two (2)-for one (1) split of the Common Stock effected on June 17, 2004 and all prior stock splits.

3.0 ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. All Employees of the Company, all Nonemployee Directors and all Independent Contractors shall be eligible to participate in the Plan and to receive Awards.

3.2 PARTICIPATION. Participants shall consist of such Employees, Nonemployee Directors and Independent Contractors as the Committee in its sole discretion designates to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

4.0 ADMINISTRATION

4.1 RESPONSIBILITY. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2 AWARD AGREEMENT. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

4.3 AUTHORITY OF THE COMMITTEE. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

(a) to determine eligibility for participation in the Plan;

(b) to determine eligibility for and the type and size of an Award granted under the Plan;

(c) to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(d) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(e) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(f) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(g) to accelerate the Vesting of any Award when such action or actions would be in the best interest of the Company;

(h) to grant Award in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; and

(i) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

4.4 ACTION BY THE COMMITTEE. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.5 DELEGATION OF AUTHORITY. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefited from the Plan, as determined by the Committee.

4.6 DETERMINATIONS AND INTERPRETATIONS BY THE COMMITTEE. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

4.7 LIABILITY. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8 INDEMNIFICATION. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

5.0 SHARES SUBJECT TO PLAN

5.1 AVAILABLE SHARES. The aggregate number of shares of Common Stock which shall be available for grants or payments of Awards under the Plan during its term shall be 41,761,580 shares. Such share reserve includes a share increase of 3,500,000 shares authorized by the Board on April 26, 2007, subject to stockholder approval at the 2007 Annual Meeting. The shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 5.2 below. Any shares of Common Stock underlying Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall again be available for grants of Awards under the Plan. Awards that are payable only in cash are not subject to this Section 5.1.

5.2 ADJUSTMENT TO SHARES. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Company’s receipt of consideration: a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, extraordinary distribution (whether payable in cash, securities or other property), dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or in the event of a substantial reduction in the value of the outstanding Common Stock resulting from a spin-off transaction or extraordinary dividend, equitable adjustments shall be made by the Committee to (i) the maximum number and kind of shares that may be issued under the Plan, (ii) the number and/or class of securities subject to each outstanding Award under the Plan, (iii) the maximum number and kind of shares for which Awards measured in shares of Common Stock may be made to any one Participant over the term of the Plan, (iv) the exercise price applicable to outstanding Stock Options and (v) the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. The foregoing adjustments shall be made successively each time any such change shall occur. To the extent the foregoing adjustments are to be made to outstanding Awards, such adjustments shall be effected by the Committee in such manner as the Committee deems appropriate in order to prevent the dilution or enlargement of benefits under those Awards. The adjustments determined by the Committee shall be final, binding and conclusive. Appropriate adjustments and modifications may also, in the discretion of the Committee, be made on an equitable basis to any other terms of outstanding Awards under the Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of performance periods; provided, however, that with respect to Performance-Based Awards, such modifications and/or changes do not disqualify the compensation attributable to such Awards as “performance-based compensation” under Code Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles. Notwithstanding anything contained in the Plan, (i) any adjustment with respect to an ISO due to a change or distribution described in this Section 5.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code Section 422 and (ii) in the event of a Change in Control, the provisions of Section 13 shall be controlling.

6.0 MAXIMUM INDIVIDUAL AWARDS

6.1 MAXIMUM AGGREGATE NUMBER OF SHARES UNDERLYING STOCK-BASED AWARDS GRANTED UNDER THE PLAN TO ANY SINGLE PARTICIPANT. The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in Common Stock, cash or a combination of both) that may be granted to any single Participant during the life of the Plan shall be 9,000,000 shares, subject to adjustment as provided in Section 5.2 above. For purposes of the preceding sentence, such Awards that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant during the life of the Plan.

6.2 MAXIMUM DOLLAR AMOUNT UNDERLYING CASH-BASED AWARDS GRANTED UNDER THE PLAN TO ANY SINGLE PARTICIPANT. The maximum dollar amount that may be paid to any single Participant with respect to all Awards measured in cash (whether payable in Common Stock, cash or a combination of both) during the life of the Plan shall be $10,000,000.

7.0 STOCK OPTIONS

7.1 IN GENERAL. The Committee may, in its sole discretion, grant Stock Options to Employees, Nonemployee Directors and Independent Contractors on or after the Effective Date. The Committee shall, in its sole discretion, determine the Employees, the Nonemployee Directors and Independent Contractors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Nonemployee Directors and Independent Contractors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the following terms and conditions set forth in Sections 7.2 through 7.8 below.

7.2 EXERCISE PRICE. The Committee shall specify the exercise price of each Stock Option in the Award Agreement; provided, however, that the exercise price of any ISO or Nonqualified Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

7.3 TERM OF STOCK OPTION. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that (i) no ISO shall be exercised after the 10th anniversary of the date of grant of such ISO and (ii) no Nonqualified Stock Option shall be exercised after the 10th anniversary of the date of grant of such Nonqualified Stock Option. Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant.

7.4 VESTING DATE. The Committee shall specify the Vesting Date with respect to each Stock Option in the Award Agreement. The Committee may grant Stock Options that are Vested, either in whole or in part, on the date of grant. If the Committee fails to specify a Vesting Date in the Award Agreement, 25 percent of such Stock Option shall become exercisable on each of the first 4 anniversaries of the date of grant and shall remain exercisable following such anniversary date until the Stock Option expires in accordance with its terms under the Award Agreement or under the terms of the Plan. The Vesting of a Stock Option may be subject to such other terms and conditions as shall be determined by the Committee, including, without limitation, accelerating the Vesting if certain performance goals are achieved.

7.5 EXERCISE OF STOCK OPTIONS. The Stock Option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the sole discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Award Agreement.

7.6 RESTRICTIONS RELATING TO ISOS. In addition to being subject to the terms and conditions of this Section 7, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are employees (as described in Treasury Regulation Section 1.421-7(h)) of the Company or of any “Parent Corporation” (as defined in Code Section 424(e)) or of any “Subsidiary Corporation” (as defined in Code Section 424(f)) on the date of grant. The aggregate market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, ISOs shall be taken into account in the order in which they are granted. ISOs shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or of any Subsidiary Corporation unless the exercise price of the ISO is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the 5th anniversary of the ISO’s date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant in accordance with Treasury Regulation Section 14a.422A-1, Q/A-39.

7.7 ADDITIONAL TERMS AND CONDITIONS. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.8 CONVERSION STOCK OPTIONS. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (hereinafter referred to as an “Original Option”) to purchase shares of the stock of any corporation:

(a) the stock or assets of which were acquired, directly or indirectly, by the Company or any Subsidiary, or

(b) which was merged with and into the Company or a Subsidiary,

so that the Original Option is converted into a Stock Option (hereinafter referred to as a “Conversion Stock Option”); provided, however, that such Conversion Stock Option as of the date of its grant (the “Conversion Stock Option Grant Date”) shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date. In addition, unless the Committee, in its sole discretion determines otherwise, a Conversion Stock Option which is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Code Section 424 and the Treasury Regulations thereunder so that the conversion (x) is treated as the issuance or assumption of a stock option under Code Section 424(a) and (y) is not treated as a modification, extension or renewal of a stock option under Code Section 424(h).

8.0 SARS

8.1 IN GENERAL. The Committee may, in its sole discretion, grant SARs to Employees, Nonemployee Directors, and/or Independent Contractors. An SAR is a right to receive a payment in cash, Common Stock or a combination of both, in an amount equal to the excess of (x) the Fair Market Value of the Common Stock, or other specified valuation, of a specified number of shares of Common Stock on the date the SAR is exercised over (y) the Fair Market Value of the Common Stock, or other specified valuation (which shall be no less than the Fair Market Value of the Common Stock), of such shares of Common Stock on the date the SAR is granted, all as determined by the Committee; provided, however, that if a SAR is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value of the Common Stock in the Award Agreement may be the Fair Market Value of the Common Stock on the date such Stock Option was granted.

Each SAR shall be subject to such terms and conditions, including, but not limited to, a provision that automatically converts a SAR into a Stock Option on a conversion date specified at the time of grant, as the Committee shall impose from time to time in its sole discretion and subject to the terms of the Plan.

9.0 STOCK AWARDS AND STOCK UNITS

9.1 STOCK AWARDS. The Committee may, in its sole discretion, grant Stock Awards to Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Stock Award shall consist of shares of Common Stock which shall be subject to such terms and conditions as the Committee in its sole discretion determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date with respect to such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. With respect to the shares of Common Stock subject to a Stock Award, the Participant shall have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, unless the Committee determines otherwise on the date of grant.

9.2 STOCK UNITS. The Committee may, in its sole discretion, grant to Employees, Nonemployee Directors, and/or Independent Contractor Stock Units as additional compensation or in lieu of other compensation for services to the Company. A Stock Unit is a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units. A Stock Unit granted by the Committee shall provide for payment in shares of Common Stock at such time or times as the Award Agreement shall specify. The Committee shall determine whether a Participant who has been granted a Stock Unit shall also be entitled to a Dividend Equivalent Right.

9.3 PAYOUT OF STOCK UNITS. Subject to a Participant’s election to defer in accordance with Section 17.3 below, upon the Vesting of a Stock Unit, the shares of Common Stock representing the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

10.0 PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1 PERFORMANCE SHARES. The Committee may, in its sole discretion, grant Performance Shares to Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Performance Share shall consist of a share or shares of Common Stock which shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Shares that will be paid out or distributed to the Participant who has been granted Performance Shares. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

10.2 PERFORMANCE UNITS. The Committee may, in its sole discretion, grant to Employees, Nonemployee Directors, and/or Independent Contractors Performance Units as additional compensation or in lieu of other compensation for services to the Company. A Performance Unit is a hypothetical share or shares of Common Stock represented by a notional account which shall be established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Performance Units. Performance Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Units that will be accrued with respect to the Participant who has been granted Performance Units. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

10.3 ADJUSTMENT OF PERFORMANCE GOALS. With respect to those Performance Shares or Performance Units that are not intended to qualify as Performance-Based Awards (as described in Section 12 below), the Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Shares or Performance Units which the Committee deems necessary or desirable unless at the time of establishment of the performance goals the Committee shall have precluded its authority to make such adjustments.

10.4 PAYOUT OF PERFORMANCE SHARES OR PERFORMANCE UNITS. Subject to a Participant’s election to defer in accordance with Section 17.3 below, upon the Vesting of a Performance Share or a Performance Unit, the shares of Common Stock representing the Performance Share or the Performance Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Performance Share or a Performance Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

11.0 CASH AWARDS

11.1 IN GENERAL. The Committee may, in its sole discretion, grant Cash Awards to Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Cash Award shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate including, without limitation, determining the Vesting Date with respect to such Cash Award, the criteria for the Vesting of such Cash Award, and the right of the Company to require the Participant to repay the Cash Award (with or without interest) upon termination of the Participant’s employment within specified periods.

12.0 PERFORMANCE-BASED AWARDS

12.1 IN GENERAL. The Committee, in its sole discretion, may designate Awards granted under the Plan as Performance-Based Awards (as defined below) if it determines that such compensation might not be tax deductible by the Company due to the deduction limitation imposed by Code Section 162(m). Accordingly, an Award granted under the Plan may be granted in such a manner that the compensation attributable to such Award is intended by the Committee to qualify as “performance-based compensation” (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder) and thus be exempt from the deduction limitation imposed by Code Section 162(m) (“Performance-Based Awards”).

12.2 QUALIFICATION OF PERFORMANCE-BASED AWARDS. Awards shall only qualify as Performance-Based Awards under the Plan if:

(a) at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder);

(b) with respect to either the granting or Vesting of an Award (other than (i) a Nonqualified Stock Option or (ii) an SAR, which are granted with an exercise price at or above the Fair Market Value of the Common Stock on the date of grant), such Award is subject to the achievement of a performance goal or goals based on one or more of the performance measures specified in Section 12.3 below;

(c) the Committee establishes in writing (i) the objective performance-based goals applicable to a given performance period and (ii) the individual employees or class of employees to which such performance-

based goals apply no later than 90 days after the commencement of such performance period (but in no event after 25 percent of such performance period has elapsed);

(d) no compensation attributable to a Performance-Based Award will be paid to or otherwise received by a Participant until the Committee certifies in writing that the performance goal or goals (and any other material terms) applicable to such performance period have been satisfied;

(e) after the establishment of a performance goal, the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the Award as “performance-based compensation” under Code Section 162(m)) or increase the amount of compensation payable with respect to such Award upon the attainment of such performance goal; and

(f) no vesting requirements tied to the attainment of such performance goals may be waived with respect to Performance-Based Awards, except in the event of a Change in Control or certain involuntary terminations of employment or service prior to the completion of the performance period.

12.3 PERFORMANCE MEASURES. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and stock-based compensation expense; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs. The performance measures may, at the time they are established for one or more such Performance-Based Awards, be subject to adjustment for one or more of the following items: extraordinary, unusual or non-recurring items of gain, loss or expense; items of gain, loss or expense related to (a) the disposal of a business or discontinued operations or (b) the operations of any business acquired by the Company; accruals for reorganization and restructuring cost and expenses; and items of gain, loss or expense attributable to changes in tax laws and regulations, accounting principles or other applicable laws or regulations.

12.4 STOCKHOLDER REAPPROVAL. As required by Treasury Regulation Section 1.162-27(e)(vi), the material terms of performance goals as described in this Section 12 shall be disclosed to and reapproved by the Company’s stockholders no later than the first stockholder meeting that occurs in the 5th year following the year in which the Company’s stockholders previously approved such performance goals.

13.0 CHANGE IN CONTROL

13.1 ACCELERATED VESTING. Notwithstanding any other provision of this Plan to the contrary, if there is a Change in Control of the Company, the Committee, in its sole discretion, may take such actions as it deems appropriate with respect to outstanding Awards, including, without limitation, accelerating the Vesting Date and/or payout of such Awards; provided, however, that such action shall not conflict with any provision contained in an Award Agreement unless such provision is amended in accordance with Section 16.3 below.

13.2 CASHOUT. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive an amount equal to the value of such Award on the date of the change in control, and with respect to each share of Common Stock subject to a Stock Option or SAR, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such change in control over the exercise price per share of such Stock Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.

13.3 ASSUMPTION OR SUBSTITUTION OF AWARDS. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity which acquires control of the Company or may be substituted by a similar award under such entity’s compensation plans.

14.0 TERMINATION OF EMPLOYMENT IF PARTICIPANT IS AN EMPLOYEE

14.1 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. Subject to any written agreement between the Company and a Participant, if a Participant’s employment is terminated due to death or Disability:

(a) all non-Vested portions of Awards held by the Participant on the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, shall immediately be forfeited by such Participant as of such date; and

(b) all Vested portions of Stock Options and SARs held by the Participant on the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of:

(i) the end of the 12-month period following the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, or

(ii) the date the Stock Option or SAR would otherwise expire.

14.2 TERMINATION OF EMPLOYMENT FOR CAUSE. Subject to any written agreement between the Company and a Participant, if a Participant’s employment is terminated by the Company for cause, all Awards held by a Participant on the date of the termination of his or her employment for cause, whether Vested or non-Vested, shall immediately be forfeited by such Participant as of such date.

14.3 OTHER TERMINATIONS OF EMPLOYMENT. Subject to any written agreement between the Company and a Participant, if a Participant’s employment is terminated for any reason other than for cause or other than due to death or Disability:

(a) all non-Vested portions of Awards held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date; and

(b) all Vested portions of Stock Options and/or SARs held by the Participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Participant’s employment or (ii) the date the Stock Option or SAR would otherwise expire.

14.4 COMMITTEE DISCRETION. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that:

(a) any or all non-Vested portions of Stock Options and/or SARs held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and, except with respect to ISOs, shall remain exercisable until a date that occurs on or prior to the date the Stock Option or SAR is scheduled to expire;

(b) any or all Vested portions of Nonqualified Stock Options and/or SARs held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option or SAR is scheduled to expire; and/or

(c) any or all non-Vested portions of Stock Awards, Stock Units, Performance Shares, Performance Units, and/or Cash Awards held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall immediately Vest or shall become Vested on a date that occurs on or prior to the date the Award is scheduled to vest; provided, however, that the Committee shall not exercise such discretion with respect to any Performance-Based Award if and to the extent the provision for such accelerated vesting would otherwise disqualify the compensation attributable to that Award as “performance-based compensation” under Code Section 162(m).

14.5 ISOS. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO and (ii) the exercise period of an ISO in the event of a termination of the Participant’s employment due to Disability provided in Section 14.1 above shall be applied only if the Participant is “permanently and totally disabled” (as such term is defined in Code Section 22(e)(3)).

15.0 TAXES

15.1 WITHHOLDING TAXES. With respect to Employees, the Company, or the applicable Subsidiary, may require a Participant who has become vested in his or her Stock Award, Stock Unit, Performance Share or Performance Unit granted hereunder, or who exercises a Stock Option or SAR granted hereunder to reimburse the corporation which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such shares or the payment of any amounts. In lieu thereof, the corporation or entity which employs such Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation or entity to the Participant upon such terms and conditions as the Committee shall prescribe. The corporation or entity that employs such Participant may, in its discretion, hold the stock certificate to which such Participant is entitled upon the vesting of a Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Stock Option or SAR as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

15.2 USE OF COMMON STOCK TO SATISFY WITHHOLDING OBLIGATION. With respect to Employees, at any time that the Company, Subsidiary or other entity that employs such Participant becomes subject to a withholding obligation under applicable law with respect to the vesting of a Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Nonqualified Stock Option (the “Tax Date”), except as set forth below, a holder of such Award may elect to satisfy, in whole or in part, the holder’s related personal tax liabilities (an “Election”) by (i) directing the Company, Subsidiary or other entity that employs such Participant to withhold from shares issuable in connection with such vesting or exercise either a specified number of shares or shares of Common Stock having a specified value (in each case limited to the related minimum statutory personal withholding tax liabilities with respect to the applicable taxing jurisdiction so as to preclude any “liability” accounting treatment for the Award pursuant to the Statement of Financial Accounting Standards No. 123(R), (ii) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of the Common Stock owned by the holder, or (iii) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value of the Common Stock on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.

15.3 NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.0 AMENDMENT AND TERMINATION

16.1 TERMINATION OF PLAN. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 16.1 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant’s consent.

16.2 AMENDMENT OF PLAN. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 16.2 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant’s consent. No amendment of the Plan shall, without the approval of the stockholders of the Company:

(a) increase the total number of shares which may be issued under the Plan;

(b) increase the maximum number of shares with respect to all Awards measured in Common Stock that may be granted to any individual under the Plan;

(c) increase the maximum dollar amount that may be paid with respect to all Awards measured in cash; or

(d) modify the requirements as to eligibility for Awards under the Plan.

In addition, the Plan shall not be amended without the approval of such amendment by the Company’s stockholders if such amendment is (i) required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed or (ii) otherwise considered material in the reasonable judgment of the Committee.

16.3 AMENDMENT OR CANCELLATION OF AWARD AGREEMENTS. The Committee may amend or modify any Award Agreement at any time by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to an Employee, Nonemployee Director or Independent Contractor in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Nonemployee Director or Independent Contractor under the Plan, or any award previously granted to such Employee, Nonemployee Director or Independent Contractor under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

17.0 MISCELLANEOUS

17.1 OTHER PROVISIONS. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a change in control of the Company, for the payment of the value of Awards to Participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan.

17.2 TRANSFERABILITY. Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution.

Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transferability of a Stock Option (other than an ISO) by a Participant solely to members of the Participant’s immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Award Agreement.

17.3 ELECTION TO DEFER COMPENSATION ATTRIBUTABLE TO AWARD. The Committee may, in its sole discretion, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Committee after taking into account the advice of the Company’s tax counsel.

17.4 LISTING OF SHARES AND RELATED MATTERS. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

17.5 NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

17.6 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE OR TO GRANTS. The Participant’s rights, if any, to continue to serve the Company as a director, officer, employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any Employee or the services of any Independent Contractor or director at any time. The adoption of the Plan shall not be deemed to give any Employee, Nonemployee Director, Independent Contractor or any other individual any right to be selected as a Participant or to be granted an Award.

17.7 AWARDS SUBJECT TO FOREIGN LAWS. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 16.6 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

17.8 GOVERNING LAW. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

17.9 OTHER BENEFITS. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Subsidiary now or subsequently in effect.

17.10 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.11 PROHIBITION ON REPRICING OF OPTIONS. Notwithstanding anything in the Plan to the contrary, the Committee may not, without the consent of the Company’s stockholders, reprice any outstanding Award; provided, however, that stock splits, stock dividends and similar events as set forth in Section 5.2 herein shall not be deemed to be a repricing hereunder.

17.12 MINIMUM VESTING PERIODS. Except as set forth in Section 14 herein and notwithstanding any other provision set forth in the Plan to the contrary, (a) any Award (other than a Stock Option or SAR) that is not subject to performance criteria shall Vest over a service period of at least three years, with such vesting to occur in equal installments over such three year period, and (b) any Award (other than a Stock Option or SAR) that is subject to performance criteria shall Vest over a performance period of at least 12 months in one or more installments over that period.

ANNUAL MEETING OF STOCKHOLDERS OF

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CLASS A COMMON STOCK

June 7, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	ELECTION OF DIRECTORS		Nominees:
	☐	For All Nominees	☐ Lakshmi Narayanan	☐ John E. Klein
	☐	Withhold Authority for All Nominees
	☐	For All Except (See instructions below)

Instruction: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:  ☒

2. TO APPROVE THE AMENDMENT TO OUR AMENDED AND RESTATED 1999 INCENTIVE COMPENSATION PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

Please check the box if you are planning to attend the Meeting in person.  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Class A Common Stockholder	Date:	Signature of Class A Common Stockholder		Date:
IF HELD JOINTLY

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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